                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              McKesson HBOC, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                              [MCKESSON HBOC LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             OF MCKESSON HBOC, INC.

The 2001 Annual Meeting of Stockholders of McKesson HBOC, Inc. will be held on Wednesday, July 25, 2001 at 10:00 a.m. at the Fairmont Hotel, Grand Ballroom, 950 Mason Street, San Francisco, California to:

- Elect three directors to three-year terms

- Approve an Amendment to the 1997 Non-Employee Directors' Equity Compensation and Deferral Plan

- Approve an Amendment to the Restated Certificate of Incorporation to change the Company's name to McKesson Corporation

- Ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 2002

- Act on three stockholder proposals, if properly presented at the meeting

- Conduct such other business as may properly be brought before the meeting

Stockholders of record at the close of business on May 25, 2001 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A list of such stockholders will be available at the meeting and, for a ten-day period preceding the meeting, at the Office of the Secretary, One Post Street, San Francisco, California, during ordinary business hours.

YOUR VOTE IS IMPORTANT. We encourage you to read the proxy statement and vote your shares as soon as possible. A return envelope for your proxy card is enclosed for your convenience. You may also vote by telephone or via the Internet; specific instructions on how to vote using either of these methods are included on the proxy card.

                                          By Order of the Board of Directors

                                          /s/ IVAN D. MYERSON

                                          Ivan D. Meyerson
                                          Senior Vice President, General Counsel
                                          and Secretary

One Post Street
San Francisco, CA 94104-5296
June 13, 2001

                                    CONTENTS

                                                              PAGE
                                                              ----
General Information.........................................     1
     - Proxies and Voting at the Meeting....................     1
     - Proxy Materials and Annual Report....................     1
     - Attendance at the Meeting............................     1
     - Dividend Reinvestment Plan...........................     2
     - Vote Required and Method of Counting Votes...........     2
     - Profit-Sharing Investment Plan.......................     2
Principal Stockholders......................................     3
     - Security Ownership of Certain Beneficial Owners......     3
     - Security Ownership of Directors and Executive
       Officers.............................................     5
Election of Directors (Item 1)..............................     6
     - Nominees for Directors...............................     6
Board Meetings and Committees...............................     8
Committees of the Board.....................................     9
Director Compensation.......................................    10
Indemnity Agreements........................................    10
Report of the Compensation Committee on Executive
  Compensation..............................................    10
Executive Compensation......................................    13
     - Summary Compensation Table...........................    13
     - Option/SAR Grants in the Last Fiscal Year............    14
     - Aggregated Options/SAR Exercises in the Last Fiscal
       Year and Fiscal Year-End Option/SAR Values...........    15
     - Long-Term Incentive Plan Awards in the Last Fiscal
       Year.................................................    15
Proposal to Amend the 1997 Non-Employee Directors' Equity
  Compensation and Deferral Plan (Item 2)...................    17
Proposal to Amend the Company's Restated Certificate of
  Incorporation to change the Company's name to McKesson
  Corporation (Item 3)......................................    18
Employment Agreements, Executive Severance Policy and
  Termination of Employment and Change in Control
  Arrangements..............................................    18
Certain Relationships and Related Transactions..............    23
Certain Legal Proceedings...................................    23
Indebtedness of Executive Officers..........................    24
Audit Committee Report......................................    25
Ratification of Appointment of Deloitte & Touche LLP as
  Independent Auditors (Item 4).............................    25
Stockholder Proposals (Items 5 - 7).........................    26
Other Matters...............................................    30
Appendix A: Charter of the Audit Committee of the Board of
  Directors of McKesson HBOC, Inc. .........................   A-1
Appendix B: 1997 Non-Employee Directors' Equity Compensation
  and Deferral Plan.........................................   B-1

                                PROXY STATEMENT

GENERAL INFORMATION

PROXIES AND VOTING AT THE MEETING

The Company's Board of Directors is soliciting proxies to be voted at the Annual Meeting of Stockholders to be held July 25, 2001 (the "Meeting"). This proxy statement includes information about the issues to be voted upon at the Meeting.

On June 13, 2001, the Company began mailing these proxy materials to all stockholders of record at the close of business on May 25, 2001. On this date, there were approximately 284,974,625 shares of the Company's common stock outstanding and entitled to vote. Each share is entitled to one vote on each matter properly brought before the Meeting.

Shares can be voted only if the stockholder is present at the Meeting in person or by proxy. Any person giving a proxy may revoke it at any time before the Meeting by sending in a written revocation or a proxy bearing a later date. Stockholders may also revoke their proxies by attending the Meeting in person and casting a ballot.

Stockholders of record and participants in the Company's Profit-Sharing Investment Plan ("PSIP") can give proxies by calling a toll free number, by using the Internet, or by mailing their signed proxy cards. Specific instructions for voting by means of the telephone or Internet are set forth on the enclosed proxy card. All shares represented by valid proxies will be voted as specified. If no specification is made, the proxies will be voted "FOR":

1. The election of three directors to three year terms;

2. Approving an amendment to the 1997 Non-Employee Directors' Equity Compensation and Deferral Plan to increase the number of shares available under the Plan;

3. Approving an amendment to the Company's Restated Certificate of Incorporation to change the Company's name to "McKesson Corporation";

4. Ratifying the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending March 31, 2002;

and "AGAINST":

5. The stockholder proposal regarding performance-based options;

6. The stockholder proposal regarding a limitation on severance payments;

7. The stockholder proposal regarding the sale of the Company.

If other matters properly come before the Meeting, all shares validly represented by proxies will be voted in accordance with the recommendations of the Board.

PROXY MATERIALS AND ANNUAL REPORT

The Company's Notice of Annual Meeting and Proxy Statement is available on the Company's website under the Investor Resource tab on the Internet at www.mckhboc.com.

The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 ("FY 2001") accompanies these proxy materials and can also be found on the Company's website.

ATTENDANCE AT THE MEETING

If you plan to attend the Meeting, you will need to bring your admission ticket. You will find an admission ticket attached to the proxy card if you are a registered holder or PSIP participant. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the

Meeting in person, you may obtain an admission ticket in advance by sending a request, along with proof of ownership, such as a bank or brokerage account statement, to the Company's Corporate Secretary, One Post Street, San Francisco, California 94104. Stockholders who do not have an admission ticket will only be admitted upon verification of ownership at the door.

DIVIDEND REINVESTMENT PLAN

For those stockholders who participate in the Company's Automatic Dividend Reinvestment Plan, the enclosed proxy includes all full shares of common stock held in the stockholder's dividend reinvestment plan account on the record date for the Meeting, as well as shares held of record by the stockholder.

VOTE REQUIRED AND METHOD OF COUNTING VOTES

The presence in person or by proxy of holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business at the Meeting. Provided a quorum is present, directors will be elected by a plurality of the votes cast by the holders of the Company's shares of common stock voting in person or by proxy at the Meeting. The affirmative vote of the holders of the majority of the shares present or represented by proxy is required for the approval of the Amendment to the 1997 Non-Employee Directors' Equity Compensation and Deferral Plan, the ratification of the appointment of Deloitte & Touche LLP and each of the stockholder proposals. Abstentions for these matters will be treated as votes cast on a particular matter as well as shares present and represented for purposes of establishing a quorum. Broker nonvotes (i.e., when a broker does not have the authority to vote on a specific issue) will not be treated as votes cast on any of these matters, but will be treated as shares present or represented for purposes of establishing a quorum. The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to approve the proposal to amend the Company's Restated Certificate of Incorporation to change the Company's name to McKesson Corporation. Accordingly, abstentions and broker nonvotes will have the same effect as a negative vote.

PROFIT-SHARING INVESTMENT PLAN

Participants in the Company's PSIP have the right to instruct the PSIP Trustee, on a confidential basis, how the shares allocated to their accounts are to be voted and will receive a separate PSIP voting instruction card for that purpose. Shares that have been allocated to PSIP participants' PAYSOP accounts for which no voting instructions are received will not be voted. The PSIP provides that all other shares for which no voting instructions are received from participants and unallocated shares of common stock held in the leveraged employee stock ownership plan established as part of the PSIP, will be voted by the Trustee in the same proportion as shares as to which voting instructions are received.

                             PRINCIPAL STOCKHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of December 31, 2000, unless otherwise noted, information regarding ownership of the Company's outstanding common stock, by any entity or person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock.

                                               AMOUNT AND NATURE OF    PERCENT OF
    NAME AND ADDRESS OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP      CLASS
    ------------------------------------       --------------------    ----------
FMR Corp.
  82 Devonshire Street
  Boston, MA 02109...........................       33,875,293(1)        11.9
Wellington Management Company, LLP
  75 State Street
  Boston, MA 02109...........................       23,495,783(2)         8.27
ESL Partners, L.P.(3)........................       16,323,816(4)         5.73
The Chase Manhattan Bank, N.A.
as Trustee for the McKesson HBOC, Inc.
  Profit-Sharing Investment Plan
  1 Chase Manhattan Plaza
  New York, NY 10081.........................       16,110,354(5)         5.69
Legg Mason, Inc.
  100 Light Street
  Baltimore, MD 21202........................       15,126,969(6)         5.33
Vanguard Specialized Funds --
Vanguard Health Care Fund
  P.O. Box 2600
  Valley Forge, PA 19482.....................       14,209,350(7)         5.0

---------------
(1) This information is based upon a Schedule 13G filed with the Securities and Exchange Commission ("SEC") by FMR Corp. and reports voting and dispositive power as of December 31, 2000 as follows: Fidelity Management Research Company, a wholly owned subsidiary of FMR Corp. ("Fidelity") is the beneficial owner of 30,797,249 shares; Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. is the beneficial owner of 2,583,695 shares. Edward C. Johnson 3d, and FMR Corp. through its control of Fidelity and the Fidelity Funds, each has sole dispositive power with respect to 30,797,249 shares, and sole voting power with respect to such shares resides with the Fidelity Funds' Boards of Trustees. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power with respect to 2,583,695 shares and sole voting power with respect to 2,462,895 shares and no voting power with respect to 120,800 shares. Fidelity International Limited, Pembroke Hall, 42 Crowe Lane, Hamilton, Bermuda is the beneficial owner of 494,349 shares.

(2) This information is based on a Schedule 13G filed with the SEC by Wellington Management Company LLP ("WMC"), as investment adviser, and reports shared voting power with respect to 8,702,200 shares and shared dispositive power with respect to 23,495,783 shares. Vanguard Health Care Fund, a client of WMC, is the record holder of more than five percent of the shares reported by WMC. See Footnote 7.

(3) This information is based upon a Schedule 13G/A filed with the SEC by: ESL Partners, L.P., ESL Institutional Partners, L.P., ESL Investors, L.L.C., and CBL Partners, L.P., One Lafayette Place, Greenwich Connecticut 06830; ESL Limited, Hemisphere House, 9 Church Street, Hamilton, Bermuda; Ziff Asset Management, L.P.: c/o PBK Holdings, Inc., 283 Greenwich Avenue, Third Floor, Greenwich, Connecticut 06830.

(4) The above described beneficial owners report voting and dispositive power as of March 20, 2001 as follows: ESL Partners reports sole voting and dispositive power with respect to 5,864,118 shares; ESL Limited reports sole voting and dispositive power with respect to 1,299,162 shares; ESL Institutional Partners reports sole voting and dispositive power with respect to 213,700 shares; CBL Partners, L.P. reports sole voting and dispositive power with respect to 6,606,527 shares; ESL Investors, L.L.C. reports sole voting and dispositive power with respect to 1,589,520 shares; Triple Marlin Investments, LLC reports no voting or dispositive power and disclaims beneficial ownership of all shares beneficially owned by ESL, Limited, Institutional, CBL and Ziff; Michael Dell Personal Income Trust reports sole voting and dispositive power with respect to 50,000 shares and disclaims beneficial ownership of all shares beneficially owned by ESL, Limited, Institutional, CBL and Ziff; Ziff Asset Management, L.P. reports sole voting and dispositive power with respect to 750,789 shares and disclaims beneficial ownership of all shares beneficially owned by ESL, Limited, Institutional, Investors and CBL.

(5) This information is based on a Schedule 13G filed with the SEC and reports shares held in trust for the benefit of participants in the McKesson HBOC, Inc. Profit-Sharing Investment Plan, for which the Chase Manhattan Bank, N.A. is a Trustee.

(6) This information is based on a Schedule 13G filed with the SEC by Legg Mason, Inc. and reports sole voting power with respect to 10,554,945 shares, shared voting power with respect to 4,572,024 shares and shared dispositive power with respect to 15,126,969 shares.

(7) This information is based on a Schedule 13G filed with the SEC by Vanguard Specialized Funds -- Vanguard Health Care Fund and reports sole voting power with respect 14,209,350 shares and shared dispositive power with respect to 14,209,350 shares. See Footnote 2.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of May 15, 2001, except as otherwise noted, information regarding ownership of the Company's outstanding common stock by (i) each Named Executive Officer, as defined on page 13, (ii) each director and
(iii) all executive officers and directors as a group. The table also includes the number of shares subject to outstanding options to purchase common stock of the Company which are currently exercisable within 60 days of May 15, 2001.

                                                                        PERCENT
                                        SHARES OF COMMON STOCK            OF
          NAME OF INDIVIDUAL            BENEFICIALLY OWNED(1)            CLASS
          ------------------            ----------------------          -------
Alfred C. Eckert III..................           93,348(2)(6)               *
Tully M. Friedman.....................           72,194(3)(4)(6)(7)         *
William R. Graber.....................            3,000                     *
John H. Hammergren....................        1,387,696(6)(8)               *
Alton F. Irby III.....................          109,691(6)                  *
M. Christine Jacobs...................           39,741(3)(6)               *
Paul C. Julian........................          318,722(6)(8)               *
Graham O. King........................          202,028(6)(8)               *
Martin M. Koffel......................           17,612(3)(6)               *
David L. Mahoney......................        1,693,984(5)(6)(8)            *
Gerald E. Mayo........................          139,811(6)                  *
James V. Napier.......................          138,862(3)(6)               *
David S. Pottruck.....................           48,344(3)(6)               *
Carl E. Reichardt.....................           60,766(3)(6)(7)            *
Alan Seelenfreund.....................        2,398,497(3)(6)(8)            *
Jane E. Shaw..........................           70,777(3)(4)(6)(7)         *
All Directors and Executive Officers
  as a group (19 Persons).............        7,773,696(6)(7)(8)(9)      2.73%

---------------
 *  Less than 1%

(1) Represents shares held as of May 15, 2001 directly and with sole voting and investment power (or with voting and investment power shared with a spouse) unless otherwise indicated. The number of shares of common stock owned by each director, or executive officer represents less than 1% of the outstanding shares of such class. All directors and executive officers as a group own 2.73% of the outstanding shares of common stock.

(2) Includes 49,900 shares held by Mr. Eckert in an Individual Retirement Account. Also, includes 740 shares held by Mr. Eckert's spouse in an Individual Retirement Account, for which beneficial ownership is disclaimed.

(3) Includes restricted stock units and share units accrued under the 1997 Non-Employee Directors' Equity Compensation and Deferral Plan, and the 1994 Stock Option and Restricted Stock Plan as follows: Mr. Friedman, 6,350 units; Ms. Jacobs, 2,341 units; Mr. Koffel, 112 units; Mr. Napier, 1,413 units; Mr. Pottruck, 2,825 units; Mr. Reichardt, 4,560 units; Mr. Seelenfreund 508 units and Dr. Shaw, 5,939 units and all non-employee directors as a group, 24,048 units. Directors have neither voting nor investment power in respect of such units.

(4) Includes common stock units accrued under the Directors' Deferred Compensation Plan, as follows: Mr. Friedman, 638 units; Dr. Shaw, 5,159 units; and those directors as a group, 5,797 units. Participating directors have neither voting nor investment power in respect of such units.

(5) Includes 6,000 shares held jointly with spouse.

(6) Includes shares that may be acquired by exercise of stock options within 60 days of May 15, 2001 as follows: Mr. Eckert, 42,708; Mr. Friedman, 49,206; Mr. Hammergren, 1,020,675; Mr. Irby, 105,251; Ms. Jacobs, 37,400; Mr.
    Julian, 245,000; Mr. King, 164,094; Mr. Koffel,

    17,500; Mr. Mahoney, 1,334,815; Mr. Mayo, 137,811; Mr. Napier, 119,069; Mr.
    Pottruck, 40,519; Mr. Reichardt, 46,206; Mr. Seelenfreund, 2,259,920; Dr. Shaw, 49,206; and all directors and executive officers as a group, 5,615,788.

(7) Includes shares held by family trusts as to which each of the following named directors and their respective spouses have shared voting and investment power: Mr. Reichardt, 10,000 shares; and Dr. Shaw, 10,473 shares; and those directors as a group, 20,473 shares. Also includes 16,000 shares held in a revocable trust established by and for the benefit of Mr. Friedman who is the sole trustee of such trust.

(8) Includes shares held under the Company's PSIP as of March 31, 2001, as to which the participants have sole voting but no investment power, as follows:
    Mr. Hammergren, 1,649 shares; Mr. Julian, 1,575 shares; Mr. King, 301 shares; Mr. Graber, 166 shares; Mr. Mahoney, 6,870 shares; Mr. Seelenfreund, 20,050 shares: and all directors and executive officers as a group, 47,910 shares.

(9) Includes 1,400 shares held by a member of the group as custodian for his minor child and for which beneficial ownership is disclaimed.

                            PROPOSALS TO BE VOTED ON

ITEM 1. ELECTION OF DIRECTORS

The Board is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Directors hold office until the end of their terms and until their successors have been elected and qualified, or until their earlier death, resignation, or removal. If a nominee is unavailable for election, your proxy authorizes the persons named in the proxy to vote for a replacement nominee if the Board names one. As an alternative, the Board may reduce the number of directors to be elected at the meeting. The Board is not aware that any nominee named in the proxy statement will be unwilling or unable to serve as a director. David S. Pottruck, a director of the Company since 1997, is not standing for re-election and effective upon the expiration of his term, the Board of Directors has amended the Company's Restated By-Laws to provide that the authorized number of directors shall be eleven.

The following is a brief description of the principal occupation for at least the past five years, age and major affiliations of each director.

NOMINEES FOR ELECTION FOR TERMS THAT WILL EXPIRE IN 2004

JOHN H. HAMMERGREN
President and Chief Executive Officer

Mr. Hammergren, age 42, was named President and Chief Executive Officer of the Company effective April 1, 2001. He was Co-President and Co-Chief Executive Officer of the Company from July 1999 until April 2001. He was Executive Vice President of the Company and President and Chief Executive Officer of the Supply Management Business from January 1999 to July 1999; Group President, McKesson Health Systems from 1997 to 1999 and Vice President of the Company since 1996. He is a director of HealthNexis LLC. He has been a director of the Company since 1999.

M. CHRISTINE JACOBS
Chairman of the Board, President and Chief Executive Officer, Theragenics Corporation

Ms. Jacobs, age 50, has been Chairman of the Board, President and Chief Executive Officer, Theragenics Corporation, a cancer treatment products manufacturing and distributing company, since 1998. She was Co-Chairman of the Board from 1997 to 1998 and was elected President in 1992 and Chief Executive Officer in 1993. Ms. Jacobs has been a director of the Company since 1999, and she was previously a director of HBO & Company ("HBOC"). She is a director of

Landauer, Inc. She is a member of the Compensation Committee and the Committee on Directors and Corporate Governance.

MARTIN M. KOFFEL
Chairman of the Board and Chief Executive Officer, URS Corporation

Mr. Koffel, age 62, has been Chairman of the Board and Chief Executive Officer of URS Corporation, a global engineering and design company, since 1989. He is a director of James Hardie Industries Limited. Mr. Koffel has been a director of the Company since 2000. He is a member of the Finance Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2002

ALFRED C. ECKERT III
Chairman and Chief Executive Officer, GSC Partners

Mr. Eckert, age 53, has been Chairman and Chief Executive Officer of GSC Partners, a private investment firm, since 1994. He is also a director of Kensington Group (UK), Moore Corporation Ltd. and Westpoint Stevens Inc. Mr. Eckert has been a director of the Company since 1999, and was previously a director of HBOC. He is Chairman of the Compensation Committee of the Board and a member of the Finance Committee.

GERALD E. MAYO
Chairman of the Board, Retired, Midland Financial Services, Inc.

Mr. Mayo, age 68, has been Chairman of the Board, Retired, Midland Financial Services, Inc., the holding company for Midland Life Insurance Company, since 1997. Mr. Mayo is also a director of Dominion Homes, Inc. He has been a director of the Company since 1999, and was previously a director of HBOC. He is a member of the Audit Committee and the Committee on Directors and Corporate Governance.

ALAN SEELENFREUND
Chairman of the Board

Mr. Seelenfreund, age 64, has been Chairman of the Board since June 1999. He previously served as Chairman of the Board from 1989 until January 1999. He was Chief Executive Officer of the Company from 1989 until 1997. Mr. Seelenfreund is a director of Nadro, S.A. de C.V. (Mexico), World Wildlife Fund and the Nature Conservancy. He has been a director of the Company since 1988. He is a member of the Finance Committee.

JANE E. SHAW
Chairman of the Board and Chief Executive Officer, Aerogen, Inc.

Dr. Shaw, age 62, has been Chairman of the Board and Chief Executive Officer of Aerogen, Inc., a company specializing in development of pulmonary drug delivery systems, since 1998. She is a director of Boise Cascade Corporation, Intel Corporation and IntraBiotics Pharmaceuticals, Inc. Dr. Shaw has been a director of the Company since 1992. She is Chairman of the Audit Committee and a member of the Committee on Directors and Corporate Governance.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2003

TULLY M. FRIEDMAN
Chairman and Chief Executive Officer, Friedman Fleischer & Lowe, LLC

Mr. Friedman, age 59, has been Chairman and Chief Executive Officer of Friedman Fleischer & Lowe, LLC, a private investment firm founded in 1997. He was founding partner of Hellman & Friedman from 1984 until 1997. He is a director of CapitalSource Holdings LLC, The Clorox Company, Levi Strauss & Co. and Mattel, Inc. Mr. Friedman has been a director of the Company since 1992. He is Chairman of the Finance Committee and a member of the Compensation Committee.

ALTON F. IRBY III
Chairman, Cobalt Media Group

Mr. Irby, age 60, has been Chairman and founder of Cobalt Media Group, a media finance company, since 1999. He was Chairman, HawkPoint Partners, from 1997 until 2000. He was co-founder of J.O. Hambro Magan Irby Holdings from 1988 until 1997. He is a Partner of Gleacher & Co. He also serves as a director of City Capital Counseling, Inc., Crown Communications Ltd., and Ciex Ltd. Mr. Irby has been a director of the Company since 1999, and was previously a director of HBOC. He is a member of the Compensation Committee.

JAMES V. NAPIER
Chairman of the Board, Retired, Scientific-Atlanta, Inc.

Mr. Napier, age 64, retired as Chairman of the Board, Scientific-Atlanta, Inc., a cable and telecommunications network company in November 2000. He had been the Chairman of the Board since 1993. He is also a director of Engelhard Corporation, Personnel Group of America, Inc., Vulcan Materials Company, Intelligent Systems, Inc. and WABTEC Corporation. Mr. Napier has been a director of the Company since 1999, and was previously a director of HBOC. He is a member of the Audit Committee.

CARL E. REICHARDT
Chairman of the Board, Retired, Wells Fargo & Company

Mr. Reichardt, age 69, has been Chairman of the Board, Retired, Wells Fargo & Company, a bank holding company, since 1994. He is also a director of HCA-The Healthcare Company, ConAgra, Inc., Ford Motor Company, Newhall Management Corporation, PG&E Corporation and HSBC Holdings plc. Mr. Reichardt has been a director of the Company since 1996. He is Chairman of the Committee on Directors and Corporate Governance and a member of the Audit and Compensation Committees.

BOARD MEETINGS AND COMMITTEES

During the fiscal year ended March 31, 2001, the Board of Directors met 9 times. No director attended fewer than 75% of the aggregate number of meetings of the Board and of all the committees on which he or she served except for Mr. Pottruck and Mr. Irby who attended 63% and 69% of the meetings, respectively. Directors meet their responsibilities not only by attending Board and committee meetings, but also through communication with executive management on matters affecting the Company.

The members of each standing committee are elected by the Board each year for a term of one year or until his or her successor is elected.

COMMITTEES OF THE BOARD

The Audit Committee, which consists of Jane E. Shaw, Chair, Gerald E. Mayo, James V. Napier and Carl E. Reichardt, met 8 times during the year ended March 31, 2001. The Audit Committee is responsible for, among other things, reviewing the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy and effectiveness of internal controls that could significantly affect the Company's financial statements; reviewing with financial management and the independent auditor the interim financial statements prior to the filing of the Company's quarterly reports on Form 10-Q; recommending to the Board the appointment of the independent auditor; evaluating the performance of the independent auditor; approving the fees to be paid the independent auditor; reviewing and accepting the annual audit plan, including the scope of the audit activities of the independent auditor; at least annually reassessing the adequacy of the Committee's charter and recommending to the Board any proposed changes; reviewing major changes to the Company's auditing and accounting principles and practices; reviewing the appointment, performance, and replacement of the senior internal audit department executive; advising the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's code of conduct; performing such other activities and considering such other matters, within the scope of its responsibilities, as the Committee or Board deems necessary or appropriate. The composition of the Audit Committee, the attributes of its members, and the responsibilities of the Committee, as reflected in its charter, are intended to be in accord with the Securities and Exchange Commission and New York Stock Exchange listing requirements adopted in December of 1999 with regard to corporate audit committee charters.

The Compensation Committee, which consists of Alfred C. Eckert III, Chairman, Tully M. Friedman, Alton F. Irby III, M. Christine Jacobs, David S. Pottruck and Carl E. Reichardt, met 7 times during the year ended March 31, 2001. The Committee has responsibility for administering a compensation program for managerial level employees; the stock plans and certain incentive plans and oversight for other incentive plans; approving the selection of trustees and investment advisors and establishing the overall investment policies for those funds that are part of the Company's retirement program; reviewing and approving compensation and other terms and conditions of employment for corporate officers at the Senior Vice President level and above; evaluating the President's and Chief Executive Officer's performance with the other non-employee directors of the Board; making recommendations to the Board regarding the compensation and terms and conditions of employment of the Chairman of the Board and the President and Chief Executive Officer and recommending their successors in the event of a vacancy; and reviewing and monitoring management's succession plans for officers.

The Finance Committee which consists of Tully M. Friedman, Chairman, Alfred C. Eckert III, Martin Koffel, David Pottruck and Alan Seelenfreund, met once during the year ended March 31, 2001. The Finance Committee has responsibility for reviewing the long-range financial policies of the Company; providing advice and counsel to management on the financial aspects of significant acquisitions and divestitures, major capital commitments, proposed financings and other significant transactions; making recommendations concerning significant changes in the capital structure of the Company; approving the principal terms and conditions of the company's securities that may be issued by the Company; approving the terms and conditions of acquisitions in the Company's core business areas, including the consideration to be used in such transactions.

The Committee on Directors and Corporate Governance, which consists of Carl E. Reichardt, Chairman, M. Christine Jacobs, Gerald E. Mayo and Jane E. Shaw met once during the year ended March 31, 2001. The Committee has responsibility for recommending guidelines and criteria to be used to select candidates for Board membership; reviewing the size and composition of the Board to assure that proper skills and experience are represented; recommending the slate of nominees to be proposed for election at the annual meeting of stockholders; recommending qualified candidates to fill Board vacancies; evaluating the Board's overall performance; advising the Board on matters of corporate governance, including directorship practices, committee composition; advising the Board regarding director compensation and administering the directors' equity plan.

In evaluating candidates for the Board of Directors, the Committee on Directors and Corporate Governance seeks individuals of proven judgment and competence that are outstanding in their chosen fields. It also considers factors such as education, geographic location, background, anticipated participation in the Board activities and special talents or personal attributes. Stockholders who wish to suggest qualified candidates to the Committee should write to the Secretary of the Company, at One Post Street, San Francisco, CA 94104, stating in detail the candidate's qualifications for consideration by the Board. A stockholder who wishes to nominate a director must comply with certain procedures set forth in the Company's Restated By-Laws.

DIRECTOR COMPENSATION

The compensation for each non-employee director of the Company includes an annual retainer of $27,500. Under the 1997 Non-Employee Directors' Equity Compensation and Deferral Plan, each director is required to defer 50% of his or her annual retainer into either Restricted Stock Units ("RSUs") or Nonqualified Stock Options ("Options"). Each director may also defer the remaining 50% of the annual retainer into RSUs, Options or into the Company's deferred compensation plan ("DCAP II"). Directors may also elect to receive cash. Directors also receive $1,000 for each Board or Committee meeting attended, and Committee chairs also receive an annual retainer of $3,000. These fees may be deferred into RSUs or DCAP II or may be paid in cash. Directors are also paid their reasonable expenses for attending Board and Committee meetings. See Item 2. Proposal to Amend the 1997 Non-Employee Directors' Equity Compensation and Deferral Plan.

Each January, directors are also granted an Option for 10,000 shares of the Company's common stock. The Options are granted at fair market value, are immediately exercisable, and have a term of ten years.

Directors who are employees of the Company or its subsidiaries do not receive any compensation for service on the Board.

INDEMNITY AGREEMENTS

The Company has entered into indemnity agreements with each of its directors and executive officers that provide for indemnification against any judgment or costs assessed against them in the course of their service. Such agreements do not permit indemnification for acts or omissions for which indemnification is not permitted under Delaware law. See Certain Legal Proceedings at page 23.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Corporation's executive compensation program is administered by the Compensation Committee (the "Committee") of the Board of Directors, which consists exclusively of nonemployee directors. The Committee uses a nationally recognized independent compensation consulting firm to assist it in carrying out its responsibilities and its review and analysis of the executive compensation program. Using that firm's proprietary database and identifying participants with revenues between $10 billion and $20 billion as the Company's peer group, the Committee establishes the parameters for meeting the base salary, short term cash and long term compensation targets. This peer group includes a broad cross-section of American companies. The Committee believes that these companies provide the proper comparator group based on the size and complexity of the Company's business. This report describes the policies and the criteria used by the Committee in establishing the principal components of, and setting the level of compensation for, executive officers.

THE COMPANY'S PHILOSOPHY OF EXECUTIVE COMPENSATION

The overall objective of the Company's executive compensation program is to provide base salary and annual cash bonuses for executive officers at approximately the median level for executive officers at companies similar in size, complexity or line of business to McKesson HBOC, Inc. while providing long term compensation at between the 50th and the 75th percentiles. The program is designed to enhance shareholder value by linking a large part of executive officers' compensation directly to the Company's performance.

Many factors enter into the Committee's deliberations on the appropriate levels of short-and long-term compensation for individual executive officers of the Company. The factors include the Company's performance as measured against financial and nonfinancial targets approved by the Committee at the beginning of each fiscal year; the individual performance of each executive officer; the overall competitive environment for executives and the level of compensation needed to attract and retain executive talent. The recommendations of, the independent compensation consulting firm as well as surveys supplied by other independent professional compensation consultants provide the quantitative basis for the Committee's decisions.

COMPONENTS OF COMPENSATION

The Company's executive compensation program consists of base salary, a short-term incentive plan and long-term incentives (stock options, restricted stock and cash).

  Base Pay

Base salary is reviewed annually. Actual base salary is driven by individual performance, competitive practices and level of responsibility. Salary increases for FY 2001 reflect the Committee's determination that base salary levels should be increased to recognize increased responsibilities and to remain competitive at the median levels of targeted companies.

  Short Term Incentives

Under the Company's short-term incentive plan (the "Management Incentive Plan" or "MIP"), individual target awards are set as a percentage of the executive's base salary and vary by level of responsibility. The target awards are designed to be competitive with those set for executive officers at companies in the Company's executive compensation comparator group. Annual MIP awards can range from zero to three times the executives' target awards and are determined by the Company's and/or individual business unit's performance versus pre-established objectives. The actual awards may be reduced from the maximums established by the above procedure by the Committee exercising "negative discretion" in accordance with regulations under Section 162(m) with respect to this type of plan.

  Long Term Incentives

The Company's long-term incentive program has two components: a stock option component and a cash component. Under this program:

- participants are granted nonqualified stock options to purchase shares of the Company's common stock at fair market value;

- the Committee establishes a target cash award for each participant under the Long-Term Incentive Plan ("LTIP"), the cash component of the long term incentive program, which cash award may have a service based component but otherwise is reduced if financial targets are not met.

Restricted stock, another form of long-term incentive, has been used by the Company with the approval of the Committee on an individual basis for the purpose of attracting and/or retaining key employees.

Under the Company's LTIP, target amounts for key senior executives, including named executives, were established during FY 2001, which target amounts are reflected in the table "Long-Term Incentive Plan Awards in the Last Fiscal Year." These target amounts were established to ensure the retention of key executives and were designed to enhance their focus on two key drivers of shareholder value -- Earnings Before Interest and Taxes ("EBIT") and Return on Committed Capital ("ROCC"). These target amounts were granted subject to a three year performance cycle and payments, if any, will occur after the close of FY 2003.

POLICY REGARDING TAX DEDUCTION FOR COMPENSATION UNDER INTERNAL REVENUE CODE
SECTION 162(M)

Section 162(m) of the Code limits the Company's tax deduction to $1 million for compensation paid to certain executive officers named in the proxy statement unless the compensation is "performance based" within the meaning of Section 162(m). The MIP, previously approved by shareholders, meets the requirement of a performance based pay program within the meaning of Section 162(m). Proceeds from stock options granted under the 1994 Stock Option and Restricted Stock Plan, which was also approved by shareholders, are also "performance based" and are eligible for an exception to the deduction limitation. In the recent past, the Company faced unique challenges in retaining key employees and the Committee concluded that, in certain circumstances, it was appropriate to make grants of options beyond the limits imposed and outside the structure of the 1994 Plan. These grants are reflected in the table entitled Aggregate Options/SAR Exercises in the Last Fiscal Year and Fiscal Year-End Options/SAR Values.

The Committee's intention is and has been to comply with the requirements of
Section 162(m) unless the Committee concludes that the required changes would not be in the best interest of the Corporation or its stockholders.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

In July 1999, John Hammergren and David Mahoney were named Co-Presidents and Co-Chief Executive Officers. The Board agreed on the specific goals each would work to achieve for FY 2001. For Mr. Hammergren, specific economic measures were set including EBIT, ROCC and Earnings Per Share. Other goals included strategy fulfillment, process improvement and staff development. Mr. Mahoney's objectives focused on developing and launching the Company's internet strategy with a goal of bringing new physician and medical management solutions to market within specified financial parameters.

In February 2001, the internet strategy was reexamined and the assets previously managed by Mr. Mahoney were integrated into other business units of the Company. As a result of the reorganization, Mr. Mahoney's position as Co-President and Co-Chief Executive Officer was eliminated as of March 31, 2001 and he has left the Company. John Hammergren was named President and Chief Executive Officer effective April 1, 2001.

During FY 2001, under Mr. Hammergren's leadership, McKessonHBOC achieved strong financial performance across all lines of business. The Pharmaceutical Supply Business produced strong results driven by substantial margin expansion. The Information Technology Business stabilized its customer and employee bases and refined its product mix.

In October 2000 and again in January 2001, Mr. Hammergren was awarded an option to purchase 225,000 shares of McKesson HBOC Inc. common stock which awards are reflected in the table "Option/SAR Grants in the Last Fiscal Year." These grants are consistent with the Committee's guidelines for long-term compensation and belief that executive compensation should be linked to increasing shareholder value.

It is the Committee's view that the total compensation package for the Chief Executive Officer for FY 2001, as reflected in the Summary Compensation Table that follows, was based on an appropriate balance of the Corporation's performance, his own performance and competitive practice.

                                          Compensation Committee of the Board

                                          Alfred C. Eckert III, Chairman
                                          Tully M. Friedman
                                          Alton F. Irby III
                                          M. Christine Jacobs
                                          David S. Pottruck
                                          Carl E. Reichardt

EXECUTIVE COMPENSATION

The following table discloses compensation earned by the President and Chief Executive Officer and the former Co-President and Co-Chief Executive Officer, as well as the four other most highly paid executive officers (the "Named Executive Officers") for the three fiscal years ended March 31, 2001:

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                            -----------------------------------------------
                                                ANNUAL COMPENSATION                 AWARDS                   PAYOUTS
                                           ------------------------------   -----------------------   ---------------------
                                                                  OTHER                  SECURITIES
                                                                  ANNUAL    RESTRICTED   UNDERLYING               ALL OTHER
                                                                 COMPEN-      STOCK       OPTIONS/      LTIP       COMPEN-
                                           SALARY      BONUS      SATION     AWARD(S)       SARS       PAYOUTS     SATION
   NAME AND PRINCIPAL POSITION      YEAR     ($)      ($)(1)      ($)(2)      ($)(3)        (#)          ($)       ($)(4)
   ---------------------------      ----   -------   ---------   --------   ----------   ----------   ---------   ---------
Alan Seelenfreund(5)..............  2001   500,000   1,150,000    86,953            0            0            0     338,043
  Chairman of the Board             2000   369,231           0    77,757            0    1,150,000      228,202     347,114
John H. Hammergren................  2001   823,556   2,300,000   119,028            0      450,000            0      72,499
  President and Chief               2000   692,308           0   108,491    4,200,000    2,300,000       60,970      74,229
  Executive Officer                 1999   420,000     622,100    76,992            0    1,219,850    1,556,150   1,676,275
Paul C. Julian(5).................  2001   447,436   1,000,000   177,972            0      200,000            0      40,222
  Senior Vice President and         2000   362,500     315,000    51,992    1,260,000      500,000            0      28,862
  President, Supply Management
    Business
Graham O. King(5).................  2001   638,000     800,000   142,533            0      125,000            0       8,139
  Senior Vice President and         2000   515,760           0    48,841      525,000    1,125,000            0   1,254,845
  President, Information
    Technology Business
William R. Graber(5)..............  2001   450,000     520,000   301,839            0       75,000            0       5,088
  Senior Vice President and
  Chief Financial Officer
David L. Mahoney(5)...............  2001   823,558           0         0            0            0            0      43,788
  Formerly Co-President and         2000   692,308           0    33,382    4,200,000    2,300,000       48,776      56,776
  Co-Chief Executive Officer        1999   400,000     504,990         0            0    1,215,715    1,566,780   1,655,424

---------------
(1) Represents the portion of the Named Executive Officers' bonus award for FY 2001 under the MIP that was either paid in cash or deferred at the executive's election under DCAP II.

(2) Other Annual Compensation includes for Mr. Seelenfreund, use of the Company's aircraft, $29,373; for Mr. Hammergren, an annual housing assistance payment of $50,000, described under "Indebtedness of Executive Officers;" for Mr. Julian, a relocation expense reimbursement of $66,094; for Mr. King, living expense payments of $29,275 and a travel payment of $30,000 in connection with his principal place of business in Alpharetta, Georgia; for Mr. Graber, a relocation expense reimbursement of $71,746 and an annual housing assistance payment of $140,000, also described under "Indebtedness of Executive Officers."

(3) The number and value of the aggregate restricted stock holdings of the Named Executive Officers on March 31, 2001 were as follows: Messrs. Hammergren and Mahoney each have

    200,000 shares, with a value for each of $5,350,000; Mr. Julian, 60,000 shares $1,605,000; and Mr. King, 25,000 shares $668,750.

(4) For FY 2001, includes the aggregate value of (i) the Company's stock contributions under the PSIP, a plan designed to qualify as an employee stock ownership plan under the Internal Revenue Code ("Code"), allocated to the accounts of the Named Executive Officers as follows: Mr. Seelenfreund $22,850; Mr. Hammergren $10,812; Mr. Julian $13,999; Mr. King $4,550; Mr.
    Graber $5,088; Mr. Mahoney $13,028; (ii) employer matching contributions under the Supplemental PSIP, an unfunded nonqualified plan established because of limitations on annual contributions contained in the Code, as follows: Mr. Seelenfreund $6,000; Mr. Hammergren $19,336; Mr. Julian $13,345; Mr. King $3,589; and Mr. Mahoney $19,907; (iii) above market interest accrued on deferred compensation as follows: Mr. Seelenfreund $309,193, Mr. Hammergren $42,351; Mr. Julian $12,878; and Mr. Mahoney $10,853.

(5) Mr. Seelenfreund became an executive officer of the Company effective July 1, 1999. Messrs. Julian and King each became executive officers of the Company effective August 25, 1999. William R. Graber became an executive officer of the Company effective March 25, 2000. Mr. Mahoney's position as Co-President and Co-Chief Executive Officer of the Company was eliminated effective March 31, 2001.

The following table provides information on stock option grants during fiscal year 2001 to the Named Executive Officers:

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                  NUMBER OF        % OF TOTAL
                                  SECURITIES      OPTIONS/SARS
                                  UNDERLYING       GRANTED TO    EXERCISE OR                 GRANT DATE
                                   OPTIONS        EMPLOYEES IN   BASE PRICE    EXPIRATION   PRESENT VALUE
            NAME               GRANTED(#)(1)(2)   FISCAL 2001      ($/SH)         DATE         ($)(3)
            ----               ----------------   ------------   -----------   ----------   -------------
Alan Seelenfreund............            0              --             --             --              0
John H. Hammergren...........      225,000            1.94%        $28.25       10/30/10      2,734,762
                                   225,000            1.94%        $32.67        1/31/11      3,329,325
Paul C. Julian...............      125,000            1.08%        $28.25       10/30/10      1,519,312
                                    75,000            0.65%        $32.67        1/31/11      1,109,775
Graham O. King...............       75,000            0.65%        $28.25       10/30/10        911,587
                                    50,000            0.43%        $32.67        1/31/11        739,850
William R. Graber............       40,000            0.34%        $28.25       10/30/10        486,180
                                    35,000            0.30%        $32.67        1/31/11        517,895
David L. Mahoney.............            0              --             --             --              0

---------------
(1) No options were granted with SARs and no freestanding SARs have ever been granted. Optionees may satisfy the exercise price by submitting currently owned shares and/or cash. Income tax withholding obligations may be satisfied by electing to have the Company withhold shares otherwise issuable under the option with a fair market value equal to such obligations.

(2) The option exercise price of the indicated options was 100% of the fair market value on the date of grant. The options become exercisable in installments of 25% on each of the first, second, third and fourth anniversaries of the date of grant and expire ten years after the date of the grant.

(3) In accordance with SEC rules, a modified Black-Scholes option-pricing model was chosen to estimate the grant date present value for the options set forth in this table. The assumptions used in calculating the reported value included: an option term of 5 years and a dividend yield of 0.75%; stock volatility, 48.5% and risk-free interest rate, 4.7%. The Company does not believe that the Black-Scholes model, or any other model, can accurately determine the value of an option. Accordingly, there is no assurance that the value, if any, realized by an executive, will be at or near this value estimated by the Black-Scholes model. Future compensation resulting from option grants is based solely on the performance of the Company's stock price.

The following table provides information on the value of each of the Named Executive Officers' Options at March 31, 2001:

            AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                  NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED       IN THE MONEY OPTIONS/
                         SHARES                      OPTIONS/SARS AT                 SARS AT
                        ACQUIRED      VALUE         MARCH 31, 2001(#)         MARCH 31, 2001($)(1)
                       ON EXERCISE   REALIZED   -------------------------   -------------------------
        NAME               (#)         ($)      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
        ----           -----------   --------   -------------------------   -------------------------
Alan Seelenfreund....       0           0          1,759,920/575,000          15,889,762/464,062
John H. Hammergren...       0           0          1,020,675/3,222,841           604,062/1,392,187
Paul C. Julian.......       0           0            245,000/725,000             576,562/1,392,187
Graham O. King.......       0           0            164,094/1,314,550           431,190/480,078
William R. Graber....       0           0                  0/575,000                   0/2,687,500
David L. Mahoney.....       0           0          1,334,815/2,725,000         6,372,324/1,392,187

---------------
(1) Calculated based upon the fair market value share price of $26.75 on March 30, 2001, less the share price to be paid upon exercise. There is no guarantee that if and when these options are exercised they will have this value.

            LONG-TERM INCENTIVE PLAN AWARDS IN THE LAST FISCAL YEAR

                                                               ESTIMATED FUTURE PAYOUTS UNDER
                                         PERFORMANCE OR        NON-STOCK PRICE-BASED PLANS(1)
                                          OTHER PERIOD      -------------------------------------
                                        UNTIL MATURATION    THRESHOLD      TARGET       MAXIMUM
                 NAME                      OR PAYOUT           ($)          ($)           ($)
                 ----                   ----------------    ---------    ----------    ----------
John H. Hammergren....................   Three Years           $0        $4,125,000    $4,125,000
Paul C. Julian........................   Three Years           $0        $1,875,000    $1,875,000
Graham O. King........................   Three Years           $0        $1,800,000    $1,800,000
William R. Graber.....................   Three Years           $0        $1,350,000    $1,350,000
David L. Mahoney(2)...................   Three Years           $0        $4,125,000    $4,125,000

---------------
(1) The table above represents potential payouts of cash awards, if earned, upon completion of the three year incentive period beginning April 1, 2000 and ending March 31, 2003. The amounts, if any, paid under the plan will be determined based on the Company's performance against goals established by the Compensation Committee for growth in Earnings Before Interest and Taxes and the 12-month trailing Return on Committed Capital. No awards will be paid if the specified minimum performance objectives are not met.

(2) Any award payable to Mr. Mahoney will be prorated pursuant to the terms of his employment agreement with the Company.

                       FIVE YEAR CUMULATIVE TOTAL RETURN*

                              [PERFORMANCE GRAPH]

    --------------------------------------------------------------------------------
                           3/31/96   3/31/97   3/31/98   3/31/99   3/31/00   3/31/01
    --------------------------------------------------------------------------------

     McKesson HBOC         $100.00   $127.32   $232.24   $266.91   $85.72    $110.60


     S&P 500 Index         $100.00   $119.94   $177.46   $209.90   $245.30   $189.93


     Value Line
      HealthCare

     Sector Index          $100.00   $120.25   $188.86   $238.32   $219.10   $248.84

    --------------------------------------------------------------------------------

---------------

* Assumes $100 invested in McKesson Common Stock and in each index on March 31, 1996 and that all dividends are reinvested.

ITEM 2. PROPOSAL TO AMEND THE 1997 NON-EMPLOYEE DIRECTORS' EQUITY COMPENSATION AND DEFERRAL PLAN

We are asking stockholders to approve an amendment to the 1997 Non-Employee Directors' Equity Compensation and Deferral Plan (the "Directors' Plan") to increase the number of authorized shares of the Company's common stock under the Directors' Plan by 750,000 shares.

The purpose of the Directors' Plan is to further align the interests of the Company's directors with those of the Company's stockholders by requiring the non-employee directors to elect to receive a portion of their compensation for their services as directors in the form of Company securities. Directors who are employees of the Company do not receive any compensation for service on the Board. The Directors' Plan was first adopted by the Board and approved by the stockholders in 1997 and replaced the Company's Retirement Program for Non-Employee Directors. At the time of its adoption, 250,000 shares were reserved for issuance under the Directors' Plan (which amount was subsequently adjusted for a two-for-one stock split in January 1998). There are currently 460,000 shares issued and outstanding under the plan. The Directors' Plan was further amended in January of this year, and if approved by the stockholders 761,000 shares will be available for grants. If the additional shares are not approved, the Board will consider reinstating the former Retirement Program or a similar program and the annual retainer and meeting fees will be paid in cash.

Non-employee directors receive an annual retainer of $27,500 and $1,000 for each Board or Board committee meeting attended. Committee Chairmen receive an annual retainer of $3,000. There are currently 10 non-employee directors.

TERMS OF THE PLAN

The Company's non-employee directors are required to defer 50% of their annual retainer in the form of either Restricted Stock Units ("RSUs") or Nonqualified Stock Options ("Options"). They may defer the remaining 50% of their annual retainer in the form of RSUs or Options or to the Company's Deferred Compensation Plan ("DCAP II"), or directors may elect to receive cash. Meeting fees may also be deferred in the form of RSUs, DCAP II or the director may elect to receive cash.

In January of each year, each director is also granted an Option for 10,000 shares of the Company's common stock. The Option vests on the date of grant and has a term of 10 years.

The number of RSUs granted to each director electing to receive them is determined by the amount of retainer and fees deferred divided by the fair market value of the Company's common stock on the last trading day of the calendar quarter in which those amounts would otherwise be payable. The number of Options granted to each director so electing is determined by applying the same conversion table used to determine the number of options granted to employees in lieu of awards under the Company's Management Incentive Plan. For 2001, the conversion table was 20% of the closing price of the Company's shares on January 31, 2001 which was divided into the amount to be deferred to determine the number of options granted as the fair market value on the date of grant.

Directors may also elect to defer the gain and subsequent taxation of an exercise of an expiring Option. The shares resulting from an exercise are credited to the director's account in the form of share units and are distributed at a future time according to the director's election.

                     NAME AND POSITION                        NUMBER OF UNITS
                     -----------------                        ---------------
Non-Executive Director Group................................     141,528*

---------------
* Participants can elect to have a lower number of Restricted Stock Units

The options granted to each of the current directors under the Directors' Plan are listed below:

            NAME              NUMBER OF OPTIONS                NAME              NUMBER OF OPTIONS
            ----              -----------------                ----              -----------------
Alfred C. Eckert III........       37,413          James V. Napier.............       39,774
Tully M. Friedman...........       50,415          David S. Pottruck...........       46,519
Alton F. Irby III...........       42,860          Carl E. Reichardt...........       50,415
M. Christine Jacobs.........       34,209          Alan Seelenfreund...........       39,630
Martin M. Koffel............       26,273          Jane E. Shaw................       46,206
Gerald E. Mayo..............       42,860

The summary of the Directors' Plan is qualified in its entirety by reference to the Plan text found in Appendix B to this Proxy Statement.

ITEM 3. PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO MCKESSON CORPORATION

The Company seeks to change its corporate name to McKesson Corporation. In January 1999 as part of the acquisition of HBO & Company, the Company changed its name from McKesson Corporation to McKesson HBOC, Inc.

The Board of Directors has adopted a resolution declaring it advisable to amend the Company's Restated Certificate of Incorporation to change the name of the Company as set forth above. The Board further directed that the name change be submitted for consideration by the stockholders at the Meeting.

As amended, Article I of the Company's Restated Certificate of Incorporation would read in its entirety as follows: The name of the Corporation is "McKesson Corporation."

The Board of Directors believes changing the name of the Company to McKesson Corporation is in the Company's best interest at this time because the proposed new corporate name is more streamlined and simple than the current corporate name, and also embodies both the heritage and mission of the Company. The new name reflects the Company's unified strategy for improving the performance of healthcare by delivering solutions that integrate products and services from across its business to meet the needs of a broad range of healthcare customers.

If approved, the McKesson name not only would be adopted by the Company, but also incorporated into the names of all of the Company's subsidiaries and divisions. A new logo and graphic system that manifests the mission and aligns the corporate nomenclature and graphics to reinforce the Company's integrated organization and strategy is being developed. Should the name change be approved, transition to the new name and graphic identity system will be implemented on a staged basis, to smooth the impact of the related expense.

In the event the proposed name change is approved by the stockholders, the Company will thereafter file a Certificate of Amendment to its Restated Certificate of Incorporation with the Delaware Secretary of State amending
Article 1 which will become effective at the close of business on the date the Secretary of State accepts that filing.

EMPLOYMENT AGREEMENTS, EXECUTIVE SEVERANCE POLICY AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

  Employment Agreements

The Company has entered into an employment agreement ("Agreement") with each of Messrs. Seelenfreund, Hammergren, Mahoney, King and Julian that provides for, among other things, the term of employment, compensation and benefits payable during the term of the Agreement as well as for specified payments in case of termination of employment. In each case, the Agreement provides that the executive will participate in all compensation and fringe benefit programs made available to all executive officers.

The Company entered into an Agreement with Alan Seelenfreund, dated as of August 1, 1999, which by its terms provides for expiration on June 30, 2001. The Agreement provides for an annual base salary of at least $500,000 and additional incentive compensation, if any, as may be determined by the Board of Directors; provided that, any incentive compensation awarded under the MIP will be calculated using an individual target award of 100% of base salary. The Agreement also provides Mr. Seelenfreund with options to purchase 1 million shares of the Company's common stock with an exercise price of $29.8125 per share. In addition, the Agreement provides that, in the event (i) the Company terminates Mr. Seelenfreund's employment without "Cause" or (ii) he terminates his employment for "Good Reason" (each as defined in the Agreement), he will be entitled to (A) his then base salary and incentive compensation (using an individual target award of 100% of base salary), for the remainder of the term of the Agreement; (B) continued monthly automobile allowance for the remainder of the term of the Agreement; and (C) accelerated vesting of all his stock options. Under such circumstances, Mr. Seelenfreund's participation in the Company's tax-qualified profit-sharing plans and stock purchase plans will terminate as of his date of termination, in accordance with the plans. Under the Agreement, the Company will pay Mr. Seelenfreund a gross-up payment to cover the excise taxes and interest imposed on "excess parachute payments" as defined in
Section 280G of the Code.

The Company entered into amended and restated Agreements with each of John H. Hammergren and David L. Mahoney, respectively, effective as of June 21, 1999, replacing their prior employment agreements with the Company. The term of the Amended and Restated Agreements shall expire March 31, 2004, and in the case of Mr. Hammergren, provides that the term will be automatically extended by one year on March 31, 2004, and each anniversary thereof, unless either party gives notice that such term will not be so extended. As a result of the restructuring and reorganizing of the iMcKesson business unit, Mr. Mahoney's position as Co-President and Co-Chief Executive Officer of the Company was eliminated effective March 31, 2001. Mr. Mahoney is no longer with the Company; however, pursuant to the terms of his Agreement he will be entitled to receive the compensation and benefits specified in clauses (A) through (F) below. Each Agreement provides for an annual base salary of at least $750,000 and such additional incentive compensation, if any, as may be determined by the Board of Directors; provided that, any incentive compensation awarded to either executive under the Company's MIP shall be calculated using an Individual Target Award of 100% of base salary. In addition, each executive was granted options to purchase 2 million shares of Company common stock at an exercise price of $29.8125 per share. In addition, each Amended and Restated Agreement provides that, in the event (i) the Company terminates the executive without "Cause," (ii) the executive terminates for "Good Reason" (each as defined in the Agreements) or
(iii) the Company elects not to extend the term of the Agreement, the executive will be entitled to (A) receive payment of his then base salary and incentive compensation (using an Individual Target Award of 100% of base salary), for the remainder of the term of the Agreement, but in no event for less than two years;
(B) continued monthly automobile allowance and participation in the Deferred Compensation Administration Plan II for the term of the Agreement, (C) continued accrual and vesting in his rights and benefits under the Executive ESBP and EBRP, calculated on the basis of his receiving (x) Approved Retirement commencing on the expiration of the Agreement and (y) with respect to the EBRP, a benefit calculated on the basis of 60% of Average Final Compensation then specified in the EBRP without any reduction for early retirement (see "Pension Benefits"), (D) lifetime coverage under the Company's Executive Medical Plan and financial counseling program, as well as, lifetime office space and secretarial support; (E) accelerated vesting of all his stock options and restricted stock;
(F) with respect to Long Term Incentive Plan awards receive such awards on a pro-rata basis in accordance with the terms and conditions applicable to Approved Retirement with the exception that the "Service-based Portion of the Target Award," if any, shall be paid as if executive continued employment throughout the performance period. In the event such termination occurs within two years following a Change in Control (as defined in the Amended and Restated Agreement), executive will be entitled to a gross-up payment to cover the excise taxes and interest imposed on "excess parachute payments" as defined in Section 280G of the Code.

The Company entered into an Agreement with Graham O. King effective as of June 21, 1999. The term of the Agreement shall expire the earlier of March 31, 2004 or the date that Mr. King shall have been granted "Approved Retirement" status under the Company's EBRP. The Agreement provides for an annual base salary of at least $580,000, a retention payment of $2.5 million, payable in two installments of $1.25 million, plus such additional incentive compensation, if any, as may be determined by the Board; provided that any compensation awarded to Mr. King under the Company's MIP shall be calculated using an Individual Target Award of 75% of base salary. Mr. King was granted a nonqualified option to purchase 1 million shares of the Company's common stock, with an exercise price of $29.8125 per share. With respect to Mr. King's participation in the EBRP and ESBP, the Chief Executive Officer shall recommend to the Board that he be granted Approved Retirement upon the satisfaction of certain requirements, and if Mr. King accrues 5 years of actual service credit pursuant to the EBRP and the ESBP, he shall be granted additional service credit for prior service with HBOC and a previous employer. The Agreement provides that in the event the Company terminates the executive without "Cause" or the executive terminates for "Good Reason," both as defined in the Agreement, the Company shall (A) continue his then base salary, reduced by any compensation he receives from a subsequent employer during such term (B) consider him for a bonus under the Company's MIP for the fiscal year in which termination occurs (C) continue his automobile allowance, financial planning allowance and Executive Medical Plan benefits until the expiration of the Agreement, (D) continue the accrual and vesting of his rights, benefits and existing awards for purposes of the EBRP, ESBP, and Stock Option and Restricted Stock Plan.

The Company entered into an Agreement with Paul C. Julian, effective as of August 1, 1999 which Agreement was amended in 2000. The term of the Agreement shall expire March 31, 2004. The Agreement provides for an annual base salary of at least $500,000 and such additional compensation, if any, as may be determined by the Board of Directors; provided that, any incentive compensation awarded to the executive under the Company's MIP shall be calculated using an Individual Target Award of 75% of base salary, reduced by any compensation he receives from a subsequent employer during such term. In addition, Mr. Julian was granted options to purchase 200,000 shares of Company common stock with an exercise price of $29.8125 per share. The Agreement provides that, in the event the Company terminates the executive without "Cause," or the executive terminates for "Good Reason," both as defined in the Agreement, the Company shall (A) continue his then base salary, reduced by any compensation he receives from a subsequent employer during such term (B) consider him for a bonus under the Company's MIP for the fiscal year in which termination occurs, (C) continue his automobile allowance and Executive Medical Plan benefits until the expiration date of the Agreement (D) continue the accrual and vesting of his rights, benefits and existing awards for the remainder of the term of the Agreement for purposes of the EBRP, ESBP and the Stock Option and Restricted Stock Plan.

The Company may terminate any of the executives, under the terms of their respective Agreements, for "cause" (as defined in each Agreement) in which case the Company's obligations under the Agreements cease.

In the event any executive is prevented from performing his duties under his respective Agreement due to a disability, the Company shall continue to pay the current salary during the period of disability, provided however that if the executive is continuously disabled for more than 12 months, the Company's obligations under the Agreement cease. In the event of death of the executive during the term of the Agreement, his salary will continue to be paid to his surviving spouse for six months following the death and thereafter the Company's obligations under the Agreement cease.

  Executive Severance Policy

The Company has implemented an Executive Severance Policy (the "Policy"), which applies in the event an executive officer is terminated by the Company for reasons other than for cause at any time other than within two years following a change in control (as defined in the Policy) of the Company. The benefit payable to executive officers under the Policy is equal to 12 months' base salary plus one month's pay per year of service, up to a maximum of 24 months. Such benefits would be reduced or eliminated by any income the executive officer receives from subsequent employers during the severance payment period. Executive officers who are age 55 or older and have 15 or more years of service with the Company at the time of such involuntary termination are granted "approved retirement" for purposes of the EBRP and the ESBP. The Policy also provides that, upon such involuntary termination, awards under the LTIP are prorated for all cycles then in progress. In addition, vesting of stock options and lapse of restrictions on restricted stock awards will cease as of the date of termination, and no severance benefits will be paid beyond age 62. A terminated executive who is receiving payments under the terms of an employment agreement he or she may have with the Company is not entitled to receive additional payments under the Policy.

  Termination of Employment and Change in Control Arrangements

The Company has entered into termination agreements with all of its executive officers, including the Named Executive Officers. The agreements operate independently of the Policy, continue through December 31 of each year, and are automatically extended in one-year increments until terminated by the Compensation Committee (or by the Board of Directors in the case of the Chief Executive Officer). The agreements are automatically extended for a period of two years following any change in control.

The agreements provide for the payment of certain severance and other benefits to executive officers whose employment is terminated within two years of a change in control of the Company. Specifically, if following a change in control, the executive officer is terminated by the Company for any reason, other than for "Cause" (as defined in the agreements), or if such executive officer terminates his or her employment for "Good Reason" (as that term is defined in the agreements), then the Company will pay to the executive officer, as severance pay in cash, an amount equal to 2.99 times his or her "base amount" (as that term is defined in Section 280G of the Code) less any amount which constitutes a "parachute payment" (as defined in Section 280G). The Company will also continue the executive officer's coverage in the health and welfare benefit plans in which he or she was a participant as of the date of termination of employment, and the executive officer will continue to accrue benefits under the EBRP, in both such cases for the period of time with respect to which the executive officer would be entitled to payments under the Policy described above if the executive officer's termination of employment had been covered by such Policy. In addition, if the executive officer is age 55 or older and has 15 or more years of service (as determined under such plan on the date of executive's termination of employment), then such termination will automatically be deemed to be an "approved retirement" under the terms of the EBRP. The amount of severance benefits paid shall be no higher than the amount that is not subject to disallowance of deduction under Section 280G of the Internal Revenue Code.

  Change in Control

For purposes of the termination agreements and as used elsewhere in this proxy statement, a "change in control" is generally deemed to occur if: (i) any "person" (as defined in the Securities Exchange Act of 1934, as amended) other than the Company or any of its subsidiaries or a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, acquires securities representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds
( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;
(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other Company, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets.

PENSION BENEFITS

The table below illustrates the estimated combined annual benefits payable upon retirement at age 62 under the Company's qualified retirement plan and supplemental EBRP in the specified compensation and years of service classifications. The benefits are computed as single life annuity amounts.

                                YEARS OF SERVICE

 FIVE YEAR
  AVERAGE
COMPENSATION      15          20           25           30           35
------------   --------   ----------   ----------   ----------   ----------

 $  600,000    $279,300   $  332,400   $  360,000   $  360,000   $  360,000

 $  800,000     372,400      443,200      480,000      480,000      480,000

 $1,000,000     465,500      554,000      600,000      600,000      600,000

 $1,200,000     558,600      664,800      720,000      720,000      720,000

 $1,400,000     651,700      775,600      840,000      840,000      840,000

 $1,600,000     744,800      886,400      960,000      960,000      960,000

 $1,800,000     837,900      997,200    1,080,000    1,080,000    1,080,000

 $2,000,000     931,000    1,108,000    1,200,000    1,200,000    1,200,000

The benefit under the EBRP is a percentage of final average pay based on years of service or as determined by the Board of Directors. The maximum benefit is 60% of final average pay. The total paid under the EBRP is not reduced by Social Security benefits but is reduced by those benefits payable on a single life basis under the Company's qualified retirement plan and the annuitized value of the Retirement Share Plan allocations of common stock made to the PSIP assuming 12% growth in the value of the stock. Messrs. Hammergren and Mahoney will receive benefits from the EBRP based on 60% of final pay and not reduced by any early retirement reduction (see "Employment Agreements").

The compensation covered under the plans whose benefits are summarized in the above table includes the base salary and annual bonus amounts reported in the Summary Compensation Table plus any annual bonus amounts foregone to purchase grants of Bonus Options.

The estimated years of service for purposes of the EBRP at March 31, 2001 for certain of the Named Executive Officers are as follows: Mr. Hammergren, 5; Mr. Mahoney, 9; Mr. King, 2; Mr. Julian, 3 and Mr. Graber, 1.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company and its subsidiaries have transactions in the ordinary course of business with unaffiliated companies of which certain of the Company's non-employee directors are directors and/or executive officers. The Company does not consider the amounts involved in such transactions to be material in relation to the businesses of such other companies or the interests of the directors involved. The Company anticipates that similar transactions will occur in fiscal year 2002.

CERTAIN LEGAL PROCEEDINGS

Since the Company's announcements in April, May and July of 1999 that certain software sales transactions in its Information Technology Business Unit, formerly HBOC, were improperly recorded as revenue and reversed and, as of April 30, 2001, eighty-five lawsuits have been filed against the Company, certain of its current or former directors or officers, and other defendants. Sixty-four of these actions have been filed in Federal Court (the "Federal Actions"); of these, fifty-nine were filed in the U.S. District Court for the Northern District of California.

On November 2, 1999, the Honorable Ronald M. Whyte of the Northern District of California issued an order consolidating fifty-three of the Federal Actions into one action entitled In re McKesson HBOC, Inc. Securities Litigation, (Case No. C-99-20743-RMW) (the "Consolidated Action"). On December 22, 1999, Judge Whyte appointed the New York State Common Retirement Fund as lead plaintiff ("Lead Plaintiff") and approved Lead Plaintiff's choice of counsel.

On February 25, 2000, Lead Plaintiff filed an Amended and Consolidated Class Action Complaint (the "ACCAC"). The ACCAC (as well as the other pending federal and state actions) generally allege that the defendants violated the federal securities laws in connection with the events leading to the Company's decision to restate its financial statements. On September 28, 2000, Judge Whyte dismissed all of the ACCAC claims against the Company under Section 11 of the Securities Act of 1933 ("Securities Act") with prejudice, dismissed a claim under Section 14(a) of the Securities Exchange Act of 1934 ("Exchange Act") with leave to amend and declined to dismiss a claim against the Company under Section 10(b) of the Exchange Act.

On November 14, 2000, Lead Plaintiff filed its Second Amended and Consolidated Class Action Complaint ("SAC"). As with its ACCAC, Lead Plaintiff's SAC generally alleges that the defendants named therein violated the federal securities laws in connection with the events leading to the Company's announcements in April, May and July, 1999. The SAC names the Company, HBOC, certain current or former officers or directors of the Company or HBOC, Arthur Andersen and Bear Stearns as defendants. The SAC purports to state claims against the Company under Section 10(b) and 14(a) of the Exchange Act. Directors and former directors Bitterman, Friedman, Pietruski, Pottruck, Reichardt, Seelenfreund, Shaw and Waterman are named as defendants in the SAC under Section 14(a) of the Exchange Act. On January 18, 2001, the Company and all Directors and former directors and officers named as defendants, moved to dismiss claims under Section 14(a) of the Exchange Act in its entirety, and the Company moved to dismiss the claim under Section 10(b) to the extent it is based on statements and conduct of the Company prior to the merger. HBOC also filed its own motion to dismiss the claim based on Section 14(a) of the Exchange Act insofar as that claim is asserted on behalf of McKesson shareholders. These motions were heard on March 23, 2001, and the Court has not yet issued a ruling.

Twenty-one actions have also been filed in various state courts in California, Colorado, Delaware, Georgia, Louisiana and Pennsylvania (the "State Actions"). The State Actions are generally based on the same transactions and events giving rise to the Consolidated Action. Two of the State Actions are shareholder derivative actions purportedly brought on behalf of the Company: Ash, et al. v. McCall, et al. (Del C.A. No. 17132), filed in the Delaware Chancery Court, and Mitchell v. McCall et al. (Case No. 304415), filed in California Superior Court, City and County of San Francisco. The Company is a nominal defendant in these actions and the plaintiffs seek to assert claims against the Directors (other than Mr. Koffel and Mr. Hammergren), certain former directors and others on behalf of the Company. Directors were named as defendants in only two additional State Actions: Carroll v. McKesson HBOC, Inc., (Case No. 17454), and Kelly v. McKesson HBOC, Inc., et al. (Case No. 17282-NC). Both of these actions were filed in the Delaware Superior Court and were voluntarily dismissed without prejudice. Included as defendants in the remaining seventeen State Actions are the Company, HBOC and certain former officers or directors. None of the State Actions name Mr. Koffel or Mr. Hammergren as a defendant.

INDEBTEDNESS OF EXECUTIVE OFFICERS

Under the 1999 Executive Stock Purchase Plan (the "1999 ESPP"), full recourse unsecured loans for the purchase of Company common stock, having a term of five years and bearing interest at the rate of 4.7% per annum, were made on February 5, 1999 (the "Purchase Date") to certain executive officers, including Messrs. Hammergren and Mahoney. Pursuant to the 1999 ESPP, Messrs. Hammergren and Mahoney purchased 100,000 shares each, all at a purchase price of $63.8125 per share, which was the fair market value of the common stock on the Purchase Date. In addition, under the Stock Purchase Plan (the "SPP") full recourse loans, having a term of five years, bearing interest at the rate of 4.7% per annum, were made on the Purchase Date to certain executive officers and other key executives not named in the Summary Compensation Table. Such loans were for the purchase of common stock at the fair market value on the Purchase Date and are secured by a pledge of the shares purchased under the SPP. In fiscal years 1998, 1997, and 1995 additional loans to certain executive officers named in the Summary Compensation Table and other executive officers of the Company were made under the SPP to purchase common stock at the fair market value on the dates of purchase, bearing interest from 7.1% to 8% per annum. All shares purchased by the current executive officers under the 1999 ESPP and the SPP are included in the Security Ownership of Directors and Executive Officers table on page 5.

The table below shows, as to each executive officer who was indebted to the Company in an amount exceeding $60,000 at any time during the period April 1, 2000 through May 1, 2001, (i) the largest aggregate amount of indebtedness outstanding during such period, and (ii) the amount of indebtedness outstanding at May 1, 2001. For each individual listed in the table below, unless additional loans are described later in this paragraph, the indebtedness shown resulted from loans previously outstanding or those made on the Purchase Date under the 1999 ESPP or under the SPP. The indebtedness shown for Messrs. Hammergren, Graber and Kirincic also includes the balance owed on a secured housing loan in the original principal amount of $500,000 each. The indebtedness shown for Mr. Julian also includes the balance owed on secured housing loans in the aggregate amount of $1,750,000. These housing loans are without interest unless and until the individuals fail to pay any amount under the loans when due and thereafter at a market rate. See footnote 2 to the Summary Compensation Table on page 13 for further information regarding the housing loans made to Messrs. Hammergren, Julian and Graber.

                                             LARGEST        AMOUNT OF
                                            AGGREGATE      INDEBTEDNESS
                                            AMOUNT OF       AT MAY 1,
                                           INDEBTEDNESS        2001
                                           ------------    ------------
John H. Hammergren.......................   $9,309,703      $9,309,703
Paul C. Julian...........................    3,359,228       3,359,228
Graham O. King...........................      875,939         875,939
Paul E. Kirincic.........................      500,000         500,000
William R. Graber........................      500,000         500,000
Ivan D. Meyerson.........................    2,757,504       2,757,504
David L. Mahoney.........................    8,875,711       8,875,711
Carmine J. Villani.......................    2,117,562       2,117,562

AUDIT COMMITTEE REPORT

The Audit Committee of the Company's Board of Directors (the "Audit Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company's financial reporting processes. The functions of the Audit Committee are described in greater detail in the Audit Committee's written charter, which has been adopted by the Company's Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A. The Committee is composed exclusively of directors who are independent under the New York Stock Exchange listing standards. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Company's independent auditors, Deloitte & Touche LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended March 31, 2001 (the "Audited Financial Statements") with management. In addition, the Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended.

The Audit Committee also has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with that firm its independence from the Company. The Audit Committee further considered whether the provision of the non-audit related services by Deloitte & Touche LLP to the Company is compatible with maintaining the independence of Deloitte & Touche LLP from the Company. The Audit Committee has also discussed with management of the Company and Deloitte & Touche LLP such other matters and received such assurances from them as it deemed appropriate.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the period ended March 31, 2001 for filing with the SEC. The Committee has also recommended to the Board, subject to stockholder ratification, the selection of Deloitte & Touche LLP as the Company's independent auditors for 2002, and the Board concurred in its recommendation.

                                          Audit Committee of the Board

                                          Jane E. Shaw, Chairman
                                          Gerald L. Mayo
                                          James V. Napier
                                          Carl E. Reichardt

ITEM 4. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR 2002

The Audit Committee of the Board has recommended, and the Board of Directors has approved Deloitte & Touche LLP as the independent auditor to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending March 31, 2002. Deloitte & Touche LLP has acted as the Company's independent auditors for several years, is knowledgeable about the Company's operations and accounting practices, and is well qualified to act in the capacity of independent auditors.

Representatives of Deloitte & Touche LLP are expected to be present at the Meeting to respond to appropriate questions and to make a statement if they desire to do so.

The aggregate fees billed by Deloitte & Touche, LLP, the member firms of Deloitte & Touche Tomatsu, and their respective affiliates for the fiscal year ended March 31, 2001 are as follows:

Audit Fees..............................................  $2,600,000
Financial Information System Design and Implementation
  Fees..................................................         -0-
All Other Fees..........................................   2,600,000
                                                          ----------
          Total.........................................  $5,200,000
                                                          ==========

ITEMS 5 THROUGH 7. STOCKHOLDER PROPOSALS

We expect the following proposals to be presented by stockholders at the annual meeting. Following SEC rules, other than minor formatting changes, we are reprinting the proposals and supporting statements as they were submitted to us. We take no responsibility for them. FOR THE REASONS SET FORTH AFTER EACH OF THESE PROPOSALS, THE BOARD RECOMMENDS A VOTE "AGAINST" ITEMS 5 THROUGH 7.

ITEM 5. STOCKHOLDER PROPOSAL REGARDING PERFORMANCE-BASED OPTIONS

The Company has received the following stockholder proposal from the Amalgamated Bank of New York Longview Collective Investment Fund, 11-15 Union Square, New York, N.Y. 10003, the beneficial owner of 93,120 shares of common stock:

     "Resolved: The shareholders of McKesson HBOC, Inc. ("McKesson") urge the board of directors to adopt an executive compensation policy that all future stock option grants to senior executives shall be performance-based. "Performance-based" stock options are defined here as (1) indexed options, whose exercise price is linked to an industry index, such as the Value Line Healthcare Sector Index; (2) premium-priced stock options, whose exercise price is significantly above the market price on the grant date; or (3) performance-vesting options, which vest when the market price of the stock exceed a specific target."

                              Supporting Statement

     McKesson's performance has been disappointing with the stock trading at less than half its value two years ago. Although we appreciate the importance of attracting talented managers, we believe that current compensation policies need to focus more on improved performance.

     According to compensation expert Graef Crystal, former CEO Mark Pulido's total pay in 1999 was $135 million, a figure computed by adding salary, bonus, estimated present value at grant of stock options awarded that year, value at grant of free shares of stock, payouts made under long-term incentive programs ("LTIPs") and "other annual" and "all annual compensation" as defined by the SEC. Using a formula designed to correlate performance and executive pay and to compare an individual CEO's compensation with that of peers in the industry group, Mr. Crystal calculated that Mr. Pulido was overpaid by 979% compared to his peers.

     Following Mr. Pulido's resignation, John Hammergren and David Mahoney were appointed co-CEOs. According to McKesson's 2000 proxy materials, their base pay was $750,000 each. The company's short-term incentive pay is based on performance; as a result, these executives received no short-term incentive pay, although they did receive some payment under a 'former' LTIP.

     The current pay packages are not as large as Mr. Pulido's, but a review of the 2000 proxy materials suggests that the Compensation Committee may be more interested in paying "at the 75th percentile" for long-term compensation than with actual performance. We note that in August 1999, soon after their appointment, Messrs. Hammergren and Mahoney were given an option to buy 2,000,000 shares each, with an estimated present value of $25,400,000 each. In January 2000, they were granted an additional option to purchase 300,000 shares at fair market value (present value

$2,700,000) and they received free grants of 200,000 shares each, valued at the time at $4,200,000 each. In addition, Mr. Hammergren's employment agreement provides him with several "initial incentive awards" that are unrelated to performance.

     We are concerned by this practice. The fact that McKesson's poor performance precludes compensation under existing performance-based plans has not stopped McKesson from making new grants that may not be directly tied to performance. In our view, this sets the wrong incentives for management and underscores the need for a compensation policy that more explicitly and effectively ties option grants to improved performance.

     We urge you to vote FOR this resolution.

YOUR BOARD'S RECOMMENDATION AGAINST THE PROPOSAL REGARDING PERFORMANCE-BASED OPTIONS

The Board has considered this proposal and believes that its adoption is unnecessary and would not be in the best interests of the Company or its stockholders.

As set forth in the Compensation Committee report on page 10, the Board recognizes the need to link compensation with performance; and it believes that its current approach to executive compensation decisions focuses on performance-based compensation. The Compensation Committee's decisions on compensation for executive officers are based on an analysis of the executive's overall performance for the year as well as competitive market practices at the selected group of comparator companies referenced earlier. In reviewing individual performances, the Compensation Committee considers such factors as financial performance of the Company, the executive's contribution to achieving the Company's goals and performance of the business units or functions over which the individuals have responsibility. The financial performance factors include return on capital, earnings before interest and taxes, earnings per share, revenue growth, and total stockholder return. Performance goals are annually reviewed and approved by the Board. In addition, the Compensation Committee (the members of which are solely non-employee Directors) considers advice provided by an independent executive compensation consultant on market compensation and performance in making its recommendations.

The Compensation Committee and the Board believe that they have already established a process that enables them to fairly determine and properly make performance-based compensation decisions concerning the Company's executive officers. The Board believes that it should retain the flexibility to make these decisions based on a review of all relevant information including specific financial and non-financial performance results without imposing rigid, pre-set constraints. The constraints recommended in the proposal could put the Company at a competitive disadvantage in terms of retaining and recruiting executive talent, inasmuch as the option structure currently used by the Company reflects the most widely used approach among corporations today.

The Company's Stock Option and Restricted Stock Plans are designed to provide long-term incentives and align the interests of executive officers with those of all stockholders. Stock options awarded under the Plans are designed to motivate the executive to increase the value of the Company, which concurrently benefits not only the executive but the Company's stockholders as a whole.

ITEM 6. STOCKHOLDER PROPOSAL REGARDING SEVERANCE PAYMENTS

The Company has received the following stockholder proposal from the International Brotherhood of Teamsters, 25 Louisiana Avenue, N.W., Washington, D.C. 20001, which owns 80 shares of common stock:

RESOLVED: Shareholders urge that the Board of Directors adopt a policy that executive officer severance pay of over $3 million must be approved by the shareholders as a separate issue for vote at the annual shareholder meeting, and no future employment contracts will be entered into which include severance clauses of more than $3 million, without shareholder's approval. Such a policy would be phased in and will not affect current contractual agreements.

SUPPORTING STATEMENT: In 2000, McKesson HBOC paid ousted CEO Mark Pulido $1.9 million and guaranteed him that salary through the year 2004. Pulido even received an $853,000 bonus in 2000. Pulido received this severance package, after he presided as CEO over Mckesson's stock debacle concerning incorrect financial reporting during the merger with HBO Company. In 1999, he was paid $90.3 million including stock options. Such excessive compensation and severance pay is a perversion of the sound corporate practice of paying for performance.

Recent outcry against excessive executive compensation has included criticism of companies, which have awarded overly generous severance packages. When Disney awarded Michael Ovitz $70 million in cash and options as severance for 16 months of service, for example, shareholders expressed outrage.

Union Pacific granted a special $4 million bonus to Drew Lewis upon his retirement; Electronic Data Systems negotiated a $35 million termination agreement with Lester Alberthal; and, this year Proctor & Gamble granted $9.5 million to retiring Chairman Dick Jager.

Shareholders should be the ultimate judges of executive performance. The evaluation of what an executive is worth when not in the employ of the company should be the decision of shareholders.

We urge shareholders to vote FOR this proposal.

YOUR BOARD'S RECOMMENDATION AGAINST THE PROPOSAL REGARDING SEVERANCE PAYMENTS

The Board has considered this proposal and believes that its adoption would not be in the best interests of the Company or its stockholders.

In order to attract, retain and reward executives in a competitive business environment, it is critical that the Company maintain the flexibility to design employment arrangements which address the specific facts and circumstances of each executive's situation. Because of the market competition for qualified executives, the Company must have the ability to offer competitive employment packages to retain its own executives, as well as to motivate other valuable executives to relocate to the Company. Further, when negotiating potential business combinations, the Company must provide competitive incentives to ensure that the key executive team remains with the Company. Adoption of this proposal would place the Company at a competitive disadvantage because it would arbitrarily limit the Company's flexibility to design employment arrangements that can attract and retain qualified executives.

The Compensation Committee determines whether the Company should enter into employment agreements with the Company's top executive officers. All employment arrangements with the Chief Executive Officer must be first recommended by the Compensation Committee and are then subject to further review and approval by the Board. In the event that the Compensation Committee believes that an employment agreement is in the best interests of the Company and its stockholders, it needs the flexibility to offer the agreement without delay. This flexibility would be substantially undermined by a requirement for stockholder approval.

The Corporation cannot afford to impose a condition of shareholder approval on agreements with those key executives necessary for the operation of the Corporation's business. The type of executives that the Company seeks are frequently being pursued by other entities as well, and the Company could lose these individuals to competitors which are not burdened by the stockholder approval condition. Adoption of the proposal would require the Company to incur significant time and expense to either convene a special stockholders' meeting for the sole purpose of voting on this type of agreement, or delay finalizing such agreement until after its approval at the annual stockholders' meeting. In either case, the Company would be at a competitive disadvantage in attracting qualified executives who do not want to be subject to the delay and uncertainty created by the stockholder approval provision.

ITEM 7. STOCKHOLDER PROPOSAL REGARDING THE SALE OF THE COMPANY

The Company has received the following stockholder proposal from William Steiner, 4 Radcliffe Drive, Great Neck, New York, 11024, who owns 1,300 shares of common stock:

                           MAXIMIZE VALUE RESOLUTION

     Resolved that the shareholders of McKesson HBOC, Inc. urge the McKesson HBOC, Inc. Board of Directors to arrange for the prompt sale of McKesson HBOC, Inc. to the highest bidder.

     The purpose of the Maximize Value Resolution is to give all McKesson HBOC, Inc. shareholders the opportunity to send a message to the McKesson HBOC, Inc. Board that they support the prompt sale of McKesson HBOC, Inc. to the highest bidder. A strong and or majority vote by the shareholders would indicate to the board the displeasure felt by the shareholders of the shareholder returns over many years and the drastic action that should be taken. Even if it is approved by the majority of the McKesson HBOC, Inc. shares represented and entitled to vote at the annual meeting, the Maximize Value Resolution will not be binding on the McKesson HBOC, Inc. Board. The proponent however believes that if this resolution receives substantial support from the shareholders, the board may choose to carry out the request set forth in the resolution.

     The prompt auction of McKesson HBOC, Inc. should be accomplished by any appropriate process the board chooses to adopt including a sale to the highest bidder whether in cash, stock, or a combination of both. It is expected that the board will uphold its fiduciary duties to the utmost during the process.

     The proponent further believes that if the resolution is adopted, the management and the board will interpret such adoption as a message from the company's stockholders that it is no longer acceptable for the board to continue with its current management plan and strategies.

                 I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION

YOUR BOARD'S RECOMMENDATION AGAINST THE PROPOSAL REGARDING THE SALE OF THE
COMPANY

The Board of Directors of the Company has considered this proposal and believes that its adoption is unnecessary and would not be in the best interests of the Company or its shareowners.

The proposed resolution calls for the prompt sale of the Company to the highest bidder without regard to the adequacy of the consideration, or the relative benefits to shareowners of other alternatives. The implementation of the proposed resolution would be totally inconsistent with the Board's duty to maximize shareowner value and protect the interests of all of the Company shareowners.

Consistent with its fiduciary duty, the Board of Directors seeks to manage the Company's affairs in a manner it believes to be in the best interests of the Company and its shareowners. To this end, the Board will carefully consider any bona fide proposal which it believes has the potential to increase shareowner value, including a bona fide proposal for the acquisition of the Company. However, the fiduciary duty of the Board will not permit it to facilitate a bid that does not reflect the intrinsic value of the Company.

The initiation of an "auction" in the manner contemplated by the proposed resolution would, in the opinion of the Board, be completely inconsistent with the shareowners' interests. In the Board's opinion, the initiation of such an auction could create a "forced sale" atmosphere which could actually have the effect of reducing the perceived value of the Company to a "fire sale" level, thus forcing the Company to negotiate with bidders from a position of weakness. Moreover, the uncertainty created by a publicly announced auction could adversely affect the Company's relationships with its lenders, customers, suppliers, employees and other constituencies, thus potentially lowering rather than raising the value of the Company.

The Company's Board of Directors regularly analyzes strategic alternatives consistent with their fiduciary duties. Such analyses require a review of a broad range of information regarding the Company's business, prospects, industry, competition and products, as well as countless other factors that a Board must consider in performing its oversight responsibilities. Decisions to sell a company do not, as the proponent suggests, arise in a vacuum. Rather, such a decision is typically only one potential outcome a Board may reach after it thoroughly analyzes all of its strategic alternatives and concludes that a sale of the Company is the optimal decision.

Management welcomes input from the Company's stockholders and will carefully consider meaningful suggestions it receives to increase or maximize stockholders value. However, for the reasons set forth above, the Board of Directors unanimously urges a vote against the foregoing proposal.

SECTION 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires certain persons, including the Company's directors and executive officers, to file reports of ownership and changes in ownership with the SEC. Based on the Company's review of the reporting forms received by it and written representations from certain persons that no Form 5 reports were required to be filed for those persons, the Company believes that all such filing requirements were satisfied for FY 2001.

SOLICITATION OF PROXIES

The Company is paying the cost of preparing, printing and mailing these proxy materials. We will reimburse banks, brokerage firms and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions. The Company has engaged Georgeson Shareholder Communications Inc., a proxy solicitation firm, to assist in the solicitation of proxies. We expect Georgeson's fee to be approximately $10,000 plus out-of-pocket expenses. A few officers and employees of the Company may also participate in the solicitation without additional compensation.

OTHER MATTERS

In addition to voting choices specifically marked, and unless otherwise indicated by the stockholder, the proxy card confers discretionary authority on the named proxy holders to vote on any matter that properly comes before the Meeting which is not described in these proxy materials. At the time this proxy statement went to press, the Company knew of no other matters which might be presented for stockholder action at the Meeting.

STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

To be eligible for inclusion in the Company's 2002 Proxy Statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), stockholder proposals must be sent to the Secretary of the Company at the principal executive offices of the Company, One Post Street, San Francisco, CA 94104, and must be received no later than February 13, 2002. In order for stockholder proposals made outside of Rule 14a-8 under the Exchange act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be sent to the Secretary of the Company at the address set forth above and must be received no later than April 26, 2002. The Company's Advance Notice By-Law provisions require that stockholder proposals made outside of Rule 14a-8 under the Exchange Act must be submitted in accordance with the requirements of the By-Laws, not later than April 26, 2002 and not earlier than March 27, 2002.

A copy of the full text of the Company's Advance Notice By-Law provisions referred to above may be obtained by writing to the Secretary of the Company.

ONLINE ACCESS TO ANNUAL REPORTS ON FORM 10-K AND PROXY STATEMENTS

Most stockholders can elect to view future proxy statements and annual reports on Form 10-K over the Internet instead of receiving paper copies in the mail. Those stockholders will be given the opportunity to consent to future Internet delivery when they vote their proxy. For some stockholders, this option is only available if you vote on the Internet.

If you are not given an opportunity to consent to Internet delivery when you vote your proxy, contact the bank, broker or other holder of record through which you hold your shares and inquire about the availability of such an option for you.

If you consent, your account will be so noted and when the Company's Annual Report on Form 10-K for the 2002 and proxy statement for the 2002 annual meeting become available, you will be notified on how to access them on the Internet. Stockholders of record may indicate their consent on this year's proxy card, and will receive a paper proxy card for next year's annual meeting in the mail.

If you elect to receive your materials via the Internet, you can still request paper copies by leaving a message with Investor Relations at (800) 826-9360 or by e-mail at investors@mckhboc.com

                                          By Order of the Board of Directors

                                          /s/ IVAN D. MYERSON

                                          Ivan D. Meyerson
                                          Senior Vice President, General Counsel
                                          and Secretary

June 13, 2001

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2001, ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING CERTAIN EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO INVESTOR RELATIONS, BOX K, MCKESSON HBOC, INC., ONE POST STREET, SAN FRANCISCO, CA 94104.

                                                                      APPENDIX A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                             OF MCKESSON HBOC, INC.

             (As adopted by the Board of Directors on June 9, 2000)

I. ORGANIZATION AND AUTHORITY

This Audit Committee is appointed by the Board to assist the Board in monitoring the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance and the independence and performance of the Company's independent auditor and internal audit department.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary to advise the Audit Committee in the performance of its duties.

II. COMPOSITION AND MEETINGS

The Audit Committee shall consist of from three to five members of the Board, none of whom is a current or former officer or employee of the Corporation:

Audit Committee members shall meet the independence and experience requirements of the New York Stock Exchange. Audit Committee members shall be appointed by the Board.

The Audit Committee shall meet with such frequency and at such intervals as it shall deem necessary to carry out its duties and responsibilities. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee, in its discretion, may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee (or any portion thereof), or to meet with any members of the Audit Committee and to provide pertinent information as necessary. The Audit Committee shall make regular reports to the Board.

III. DUTIES AND RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee's policies and procedures should remain flexible, so that it may be in a position to best react to changing circumstances or conditions. The following shall be the principal recurring processes of the Audit Committee in carrying out its responsibilities. These processes are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate. The Audit Committee shall:

 1. Review and reassess the adequacy of the Audit Committee's charter at least annually and recommend any proposed changes to the Board for approval.

 2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices, as well as the adequacy and effectiveness of the internal controls that could significantly affect the Company's financial statements.

 3. Review analyses prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

 4. Review with financial management and the independent auditor the interim financial statements prior to the filing of the Company's Quarterly Report on Form 10-Q. Discuss the impact of significant events, transactions, and changes in accounting estimates considered by the independent auditor and any other items required to be communicated by the independent auditor in accordance with Statement on Auditing Standards No.
    71. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

 5. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

 6. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

 7. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

 8. Approve the fees to be paid to the independent auditor.

 9. Review and accept, if appropriate, the independent auditor's annual audit plan, including the scope of the audit activities, and monitor such plan's progress and results during the year.

10. Discuss with the independent auditor the matters relating to the conduct of the audit that are required to be discussed under Statement on Auditing Standards No. 61.

11. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should cover:

        (a) any difficulties encountered in the course of the audit work, including any restrictions on the scope of the activities or access to required information.

        (b) any changes required in the planned scope of the internal audit; and

        (c) the internal audit department responsibilities, budget and staffing.

12. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal audit department or management.

13. Review the budget, plan, changes to the plan, activities, organizational structure, and qualifications of the internal audit department, as necessary.

14. Review the appointment, performance, and replacement of the senior internal audit department executive.

15. Review significant reports to management prepared by the internal audit department together with management's responses.

16. Meet at least annually with the chief financial officer, the senior internal audit department executive and the independent auditor in separate executive sessions.

17. Meet annually with the general counsel and outside counsel, when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Company.

18. Review and approve the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement.

19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

20. Obtain from the independent auditor any information pursuant to Section 10A of the Securities Exchange Act of 1934.

21. Review the Company's policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Company and members of management, as well as policies and procedures with respect to officers' expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Company's independent auditor or Internal Audit Department.

22. Perform such other activities and consider such other matters, within the scope of its responsibilities, as the Audit Committee or the Board deems necessary or appropriate.

                                *  *  *  *  *  *

While the Audit Committee has the duties and responsibilities set forth in this charter, the Audit Committee is not responsible for planning or conducting the audits or for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to ensure that the Company complies with laws and regulations and its Code of Conduct. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

                                                                      APPENDIX B

                              MCKESSON HBOC, INC.
                1997 NON-EMPLOYEE DIRECTORS' EQUITY COMPENSATION
                               AND DEFERRAL PLAN

1. Purpose of the Plan. The purpose of the McKesson HBOC, Inc. 1997 Non-Employee Directors' Equity Compensation and Deferral Plan (the "Plan") is to attract and retain qualified individuals not employed by McKesson HBOC, Inc. (the "Company") or its subsidiaries to serve on the Board of Directors of the Company and to further align the interests of such non-employee directors with those of the stockholders of the Company.

2. Definitions.

(a) "Annual Meeting" shall mean the annual meeting of the stockholders of the Company.

(b) "Annual Retainer" shall mean any retainer fee paid to a non-employee director for service on the Board during a Director Year.

(c) "Board" shall mean the Board of Directors of the Company.

(d) "Change in Control" of the Company shall mean the occurrence of any of the following events:

     (i) any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act), excluding the Company or any of its affiliates, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
     Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

     (ii) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause
     (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

     (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

     (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the holders of the Common Stock immediately prior to such transaction or series of transactions continue to have the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately prior to such transaction or series of transactions.

     (e) Effective January 27, 1999 "Committee" shall mean the Compensation Committee of the Board of Directors.

     (f) "Committee Chairman Retainer" shall mean any fee paid to a non-employee director for service as the chairman of any committee of the Board.

     (g) "Common Stock" shall mean shares of Common Stock, par value $0.01 per share, of the Company.

     (h) "DCAP II" shall mean the McKesson HBOC, Inc. Deferred Compensation Administration Plan II, as amended from time to time.

     (i) "Director Year" shall mean a calendar year.

     (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (k) "Fair Market Value" of a share of Common Stock as of a particular date shall mean, if the Common Stock is not listed or admitted to trading on a stock exchange, the average between the lowest reported bid price and highest reported asked price of the Common Stock on such date in the over-the-counter market, or, if the Common Stock is then listed or admitted to trading on any stock exchange, the composite closing price on such date as reported in The Wall Street Journal.

     (l) "Fees" shall mean the sum, for any Director Year, of the Annual Retainer, Meeting Fees and Committee Chairman Retainer.

     (m) "Meeting Fees" shall mean any fees paid to a non-employee director for attending a meeting of the Board or a committee of the Board, including any fees paid to a non-employee director for extraordinary or special Board and/or committee meetings.

     (n) "Participant" shall mean a non-employee director of the Company participating in the Plan.

     (o) "Restricted Stock Unit" shall mean a right to receive, in accordance with the conditions set forth herein, a share of the Common Stock or, alternatively, a cash payment equal to the Fair Market Value of a share of Common Stock.

     (p) "Retainer Option" shall mean a stock option granted pursuant to the Plan in lieu of all or a portion of a Participant's Annual Retainer, as provided in Sections 6(c) and 6(d)(iv).

3. Effective Date, Duration of Plan. This Plan shall become effective as of January 1, 1997, subject to the approval of the Plan by the stockholders of the Company; provided, that if the Plan is so approved, any election made hereunder prior to such approval shall be deemed effective as of the date such election was made. The Plan will terminate on December 31, 2006 or such earlier date as determined by the Board; provided that no such termination shall affect rights earned or accrued under the Plan prior to the date of termination.

4. Participation. Subject to the prior approval of the Committee, each member of the Board who is not an employee of the Company or any of its subsidiaries shall be eligible to participate in the Plan.

5. Common Stock Subject to the Plan.

(a) Subject to Section 5(b) below, the maximum aggregate number of shares authorized to be issued under the Plan shall be 500,000. All Restricted Stock Units issued hereunder, whether or not distributed in the form of Common Stock, shall count against such maximum. If any options granted hereunder cease to be exercisable in whole or in part, any shares subject thereto but with respect to which such option had not been exercised, shall not count against such maximum. As the Committee shall determine from time to time, the Common Stock may consist of either shares of authorized but unissued Common Stock, or shares of authorized and issued Common Stock reacquired by the Company and held in its treasury.

(b) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, stock or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or share exchange or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in its sole discretion and in such manner as it may deem equitable, adjust any or all of (i) the number of shares of Common Stock subject to the Plan, (ii) the number of shares of Common Stock subject to outstanding awards under the Plan, and (iii) the grant or exercise price with respect to any option.

6. Restricted Stock Units; Deferrals.

(a) Transition Grant. As soon as practicable following January 1, 1997, each Participant shall receive an initial grant (the "Transition Grant") of a number of Restricted Stock Units in consideration for the termination of such Participant's accrued benefits and rights under the Company's Director's Retirement Program (the "Prior Plan"); provided that the Transition Grant shall be subject to the receipt by the Company of a written release from the Participant, in the form approved by the Committee, consenting to such termination. The number of Restricted Stock Units granted to a Participant in respect of the Transition Grant shall equal the Accrued Benefit (as defined below), divided by the Fair Market Value of a share of Common Stock as of December 31, 1996. A Participant's Accrued Benefit shall equal his or her accrued benefit under the Prior Plan, as of December 31, 1996.

(b) Annual Grant. On the date of each Annual Meeting prior to the termination or expiration of the Plan, beginning with the 1997 Annual Meeting, each Participant shall receive a grant of 400 Restricted Stock Units. Effective January 27, 1999, the annual grants of 400 Restricted Stock Units shall be discontinued.

(c) Mandatory Deferral. On each date that any portion of the Annual Retainer would otherwise be payable to a Participant prior to the termination or expiration of the Plan, each such Participant shall be required to defer the receipt of an amount equal to 50% of such portion of Annual Retainer, which amount shall be deferred in the form of Restricted Stock Units or Retainer Options, as elected by the Participant prior to the end of the calendar year preceding the year in which the Annual Retainer is payable. In the event that a participant fails to make such an election with respect to any calendar year in which he or she receives payment of an Annual Retainer, the Participant shall be deemed to have elected to receive the Annual Retainer in the form of Restricted Stock Units. The number of Restricted Stock Units granted to a Participant in respect of such deferral shall equal the Annual Retainer so deferred, divided by the Fair Market Value of a share of Common Stock as of the last trading day of the calendar quarter immediately preceding the date such Annual Retainer would otherwise be payable. To the extent applicable, Restricted Stock Units granted pursuant to this paragraph shall be subject to the same terms and conditions described in Section 6(d)(ii) below. The number of Retainer Option shares granted to a Participant in respect of such deferral shall be determined using the same conversion rate as employed in that year for the purpose of determining the number of stock option shares to be granted to employees in lieu of awards under the Company's Management Incentive Plan.

(d) Optional Deferral. All Fees (other than the portion of Annual Retainer subject to Mandatory Deferral described above) earned by a Participant in each Director Year prior to the termination or expiration of the Plan shall be subject to the following payment and deferral options. Each

Participant may elect by written notice to the Company, in accordance with the procedures established by the Company, to participate in such payment and deferral options.

     (i) Cash Alternative. Unless a valid election is made in accordance with the procedures established by the Company, each Participant shall receive payment of all Fees (other than the portion of Annual Retainer subject to Mandatory Deferral described above) in the form of cash.

     (ii) Restricted Stock Unit Alternative. Subject to executing a valid election with the Company (the "RSU Election"), each Participant may elect to defer all or any portion of his or her Fees (other than the portion of Annual Retainer subject to Mandatory Deferral described above) in the form of Restricted Stock Units. The number of Restricted Stock Units granted shall equal the amount of Fees so deferred, divided by the Fair Market Value of the Common Stock as of the last trading day of the calendar quarter immediately preceding the date such Fees would otherwise be payable. The RSU Election (A) shall be in the form of a document executed by the Participant and filed with the Secretary of the Company, (B) shall be made before the first day of the calendar year in which the applicable Fees are earned and shall become irrevocable on the last day prior to the beginning of such calendar year, and (C) shall continue until the Participant ceases to serve as a director of the Company or until he or she terminates or modifies such election by written notice to the Company in accordance with the procedures established by the Company, any such termination or modification to be effective as of the end of the calendar year in which such notice is given with respect to Fees otherwise payable in subsequent calendar years. Any person who becomes a Participant during any Director Year may execute an RSU Election prior to commencing service on the Board with respect to Fees to be earned for the remainder of such year and for future Director Years in accordance with the procedures established by the Company.

     Each Restricted Stock Unit shall entitle the holder to, upon distribution thereof (A) receive a cash payment equal to the Fair Market Value of one share of Common Stock, or (B) have issued in his or her name one share of Common Stock. In either case, each such Restricted Stock Unit shall terminate upon distribution.

     The Company shall credit each Participant holding Restricted Stock Units with a number of additional Restricted Stock Units equal to any dividends and other distributions paid by the Company on an equivalent number of shares of Common Stock, as of the date such dividends or distributions are payable. Such additional Restricted Stock Units shall thereafter be treated as any other Restricted Stock Units issued under the Plan. Restricted Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such time as share certificates for Common Stock are issued.

     Each Participant issued Restricted Stock Units shall execute a valid distribution election in accordance with the procedures established by the Committee (the "Distribution Election"). The Distribution Election shall indicate (A) whether distribution shall be made in the form of Common Stock or cash, (B) whether the distribution shall be made in a single allotment or in substantially equal annual installments over a period not to exceed ten (10) years and (C) with respect to Distribution Elections filed on or after October 28, 1998, the date on which the distribution shall commence in accordance with the next paragraph. The Distribution Election (D) shall be in the form of a document executed by the participant and filed with the Secretary of the Company, (E) shall be made no later than twelve (12) months prior to the distribution date and (F) shall become irrevocable twelve (12) months prior to the distribution date.

     With respect to a Distribution Election completed on or after October 28, 1998, the Participant shall elect whether distributions shall commence as soon as practicable after (i) the first business day of January of the calendar year following the Participant's cessation from service as a director of the Company; or (ii) the first business day of January of any calendar year, provided that such calendar year is not later than the calendar year following the calendar year in which the Participant attains age 72. All other distributions shall commence as soon as practicable after the first business day of the January following the Participant's cessation from service as a director of the Company. If no valid Distribution Election is made, the Restricted Stock Units shall be distributed in a lump sum as soon as practicable after the first business day of January of the calendar year following the Participant's cessation from service as a director of the Company, in the form of cash. Participants who receive Restricted Stock Units shall have no rights as stockholders with respect to such Restricted Stock Units until share certificates for Common Stock are issued. Notwithstanding any provision to the contrary, any fractional shares of Common Stock issuable hereunder shall be paid in cash.

     Upon the occurrence of a Change in Control, Common Stock to be issued in respect of all Restricted Stock Units shall be immediately distributed.

     (iii) DCAP II Alternative. Subject to executing an election in accordance with the procedures established by the Company and the terms of DCAP II, each Participant may elect to defer all or any portion of his or her Fees (other than the portion of Annual Retainer subject to Mandatory Deferral described above) under DCAP II.

     (iv) Retainer Option Alternative. Subject to executing an election in accordance with the procedures established by the Company, each Participant may elect to receive the portion of Annual Retainer not subject to Mandatory Deferral, as described in Section 6(c) above, in the form of Retainer Options. The number of Retainer Option shares granted to a Participant with respect to such deferral shall be determined in the manner described in Section 6(c) above.

7. Stock Options.

(a) Discretionary Grants. The Committee may, in its sole discretion, grant options to purchase Common Stock to Participants, pursuant to such terms and conditions that it may deem advisable, so long as not inconsistent with Section 7(d) below or any other terms of this Plan.

(b) Formula Grants. Each Participant then serving as a non-employee director of the Company shall automatically receive, on the date of each January meeting of the Board, an option to purchase 10,000 shares of Common Stock (subject to adjustment as provided in Section 5(b) above); provided, however, that a Participant who is elected to the Board after the January meeting of the Board shall be granted, as of the date of election, a prorated number of options with respect to the initial year of participation in the Plan, based on the number of full calendar quarters remaining in the calendar year in which the Participant is elected to the Board. The options granted pursuant to this Section 7(b) shall be immediately exercisable in full and have an option term of ten years.

(c) Retainer Option Grants. At the same time that the Company makes stock option grants annually to eligible employees, each Participant who has made an election to receive a Retainer Option pursuant to Section 6(c) or 6(d)(iv) with respect to all or any portion of the Annual Retainer to be paid in such year shall be granted an option to purchase that number of shares of Common Stock determined pursuant to Section 6(c) and/or Section 6(d)(iv), as applicable. The terms of such Retainer Options shall be as prescribed by the Committee, so long as such terms are not inconsistent with Section 7(d) below or any other terms of this Plan.

(d) Terms and Conditions of Options. Except as provided in Section 7(b) above, the following terms and conditions shall apply to all options granted to Participants under the Plan.

     (i) The exercise price of each option shall not be less than the Fair Market Value of the Common Stock covered by the option on the date the option is granted.

     (ii) Each option granted pursuant to the Plan shall be evidenced by a written grant agreement (the "Agreement") executed by the Company and the person to whom such option is granted which shall provide such terms and conditions as the Committee may determine, in its sole discretion, so long as not inconsistent with the terms of this Plan.

     (iii) The term of each option shall be for no more than ten years.

     (iv) The Agreement may contain such other terms, provisions, and conditions as may be determined by the Committee (not inconsistent with this Plan). Unless otherwise provided in the Agreement and excluding options granted under paragraph (b) above, the Committee may, in its sole discretion, extend the post-termination exercise period with respect to an option (but not beyond the original term of such option).

     (v) Payment of the purchase price upon exercise of any option shall be made in cash; provided that the Committee, in its sole discretion, may permit an option holder to pay the option price by such other method that it may deem appropriate, including, without limitation, by tendering to the Company shares of Common Stock owned by the option holder, and having a Fair Market Value equal to the option price. Such stock surrender method may permit an election by the option holder to have the unrealized gain with respect to the option denominated in stock units (based on the fair market value of a share of Common Stock on the date of exercise) and paid in shares of Common Stock at the time specified by the Participant at the time of making the stock surrender option gain deferral election. During the deferral period each such stock unit shall be credited with additional stock units equal to any dividends or other distributions paid by the Company on an equivalent number of shares of Common Stock, as of the date such dividends or distributions are payable. Stock units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such time as share certificates for Common Stock are issued.

     (vi) All such options shall be designated as stock options which do not qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

     (vii) Unless otherwise provided in an Agreement, options granted under the Plan will become immediately and fully vested and exercisable upon the occurrence of a Change in Control.

8. Administration. The Plan shall be administered by the Committee. The Committee shall have full power to interpret the Plan and formulate additional details and regulations for carrying out the Plan. Any decision or interpretation adopted by the Committee shall be final and conclusive.

9. No Right to Serve. Nothing in the Plan shall confer upon any Participant the right to remain in service as a member of the Board.

10. Amendment and Termination. The Board at any time may amend or terminate the Plan; provided that any such amendment or termination does not adversely affect the rights of any Participant.

11. Governing Law. The validity, construction and effect of the Plan and any such actions taken under or relating to the Plan shall be determined in accordance with the laws of the State of California.

12. Notices. All notices under this Plan shall be sent in writing to the Secretary of the Company. All correspondence to the Participants shall be sent in writing to the Participant at the address which is their recorded address as listed on the most recent election form or as specified in the Company's records.

13. Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. Nothing contained hereunder shall give any Participant any rights that are greater than those of an unsecured general creditor of the Company.

                                     [LOGO]


                  Printed on Recycled Paper

                                     PROXY

                               McKESSON HBOC, INC.

                            PROXY FOR ANNUAL MEETING
                            10:00 A.M., JULY 25, 2001
        SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

The undersigned, whose signature appears on the reverse side, hereby constitutes and appoints Alan Seelenfreund and Ivan D. Meyerson, and each of them, with full power of substitution, proxies to vote all stock of McKesson HBOC, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held in the Grand Ballroom of the Fairmont Hotel, 950 Mason Street, San Francisco, California on July 25, 2001 at 10:00 A.M. and any adjournment thereof, as specified upon the matters indicated on the reverse side, and in their discretion upon any other matter that may properly come before said meeting.

      Election of Directors

          Nominees for election for three-year terms expiring in 2004 01 John H. Hammergren
          02  M. Christine Jacobs
          03  Martin M. Koffel

YOUR SHARES WILL NOT BE VOTED UNLESS YOU (1) VOTE BY TELEPHONE, (2) VOTE VIA THE INTERNET, AS DESCRIBED ON THE REVERSE SIDE, OR (3) SIGN AND RETURN THIS CARD.

                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                               McKESSON HBOC, INC.

                                   10:00 A.M.
                            WEDNESDAY, JULY 25, 2001
                       GRAND BALLROOM, THE FAIRMONT HOTEL
                                950 MASON STREET
                             SAN FRANCISCO, CA 94108

================================================================================
               Please present this ADMISSION TICKET at the Annual
                 Meeting of Stockholders as verification of your
                      McKesson HBOC, Inc. share ownership.
================================================================================

[X]  Please mark your votes as in this example.

      This proxy, when properly executed, will be voted as directed, but if no direction is given, this proxy will be voted FOR Proposals 1 through 4 and AGAINST Proposals 5, 6 and 7.

  The Board of Directors Recommends a Vote FOR Each of the Following Proposals:

                                                FOR             WITHHELD
                                                ---             --------
1.    Election of Directors (see reverse)       [ ]                [ ]

For, except vote withheld from the following nominee(s):

                                                FOR       AGAINST        ABSTAIN
                                                ---       -------        -------
2.    Approving an amendment to the 1997        [ ]         [ ]            [ ]
      Non-Employee Directors' Equity
      Compensation and Deferral Plan.

                                                FOR       AGAINST        ABSTAIN
                                                ---       -------        -------
3.    Approving an amendment to the             [ ]         [ ]            [ ]
      Company's Restated Certificate of
      Incorporation to change the
      Company's name to McKesson
      Corporation.

                                                FOR       AGAINST        ABSTAIN
                                                ---       -------        -------
4.    Ratifying the appointment of              [ ]         [ ]            [ ]
      Deloitte & Touche LLP as the
      Company's independent auditors
      for the fiscal year ending
      March 31, 2002.

              The Board of Directors Recommends a Vote AGAINST Each
                           of the Following Proposals:

                                                FOR       AGAINST        ABSTAIN
                                                ---       -------        -------
5.    Stockholder proposal regarding            [ ]         [ ]            [ ]
      performance-based options.

6.    Stockholder proposal regarding            [ ]         [ ]            [ ]
      severance payments.

7.    Stockholder proposal regarding the        [ ]         [ ]            [ ]
      sale of the Company.

SIGNATURE (S)                                        DATE
             --------------------------------------       ----------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE CAST YOUR VOTE BY TELEPHONE OR VIA THE INTERNET AS INSTRUCTED BELOW OR COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

                              FOLD AND DETACH HERE

                              [MC KESSON HBOC LOGO]

                          PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all common shares of McKesson HBOC, Inc. that you are entitled to vote.

Please consider the issues discussed in the proxy statement and cast your vote by:

[IMAGE] Accessing the World Wide Web site http://www.eproxyvote.com/mck to vote via the Internet.

[IMAGE] Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada, simply dial 1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

[IMAGE] Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement or sending it to McKesson HBOC, Inc., c/o First Chicago Trust Company of New York, P.O. Box 8614, Edison, New Jersey 08818-9122.

You can vote by phone or via the Internet anytime prior to July 25, 2001. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.

                       ON LINE DELIVERY OF PROXY MATERIAL

If you vote using the Internet, you may elect to receive proxy materials electronically next year in place of receiving printed materials. You will save the Company printing and mailing expenses, reduce the impact on the environment and obtain immediate access to the annual report, proxy statement and voting form when they become available. If you used a different method to vote, sign up anytime using your Stockholder Account Number at the Internet website: http://www.econsent.com/mck.